                                                                    EXHIBIT 10.5

================================================================================

                                CREDIT AGREEMENT

                                   dated as of

                                   May 1, 2003

                                      among

                                FASTENTECH, INC.,

                 THE LENDERS AND LC ISSUING BANKS PARTY HERETO,

                               JPMORGAN CHASE BANK
                  as the Administrative Agent for the Lenders,

                          LEHMAN COMMERCIAL PAPER INC.
                      as Syndication Agent for the Lenders,

                                       and

                               NATIONAL CITY BANK
                   as the Documentation Agent for the Lenders

                                   ----------

                           J.P. MORGAN SECURITIES INC.
                                       and
                              LEHMAN BROTHERS INC.
                     as Joint Lead Arrangers and Bookrunners

================================================================================

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                                Table of Contents

                                                                               Page
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
                                    ARTICLE 1
                                   Definitions

Section 1.01.   Defined Terms....................................................1
Section 1.02.   Classification of Loans and Borrowings..........................23
Section 1.03.   Terms Generally.................................................23
Section 1.04.   Accounting Terms; Changes in GAAP...............................24

                                    ARTICLE 2
                                   The Credits

Section 2.01.   Revolving Commitments...........................................24
Section 2.02.   Revolving Loans.................................................24
Section 2.03.   Requests to Borrow Revolving Loans..............................25
Section 2.04.   Letters of Credit...............................................26
Section 2.05.   Funding of Revolving Loans......................................31
Section 2.06.   Interest Elections..............................................32
Section 2.07.   Termination or Reduction of Commitments.........................33
Section 2.08.   Payment at Maturity; Evidence of Debt...........................33
Section 2.09.   Optional Prepayments............................................34
Section 2.10.   Fees............................................................35
Section 2.11.   Interest........................................................36
Section 2.12.   Alternate Rate of Interest......................................37
Section 2.13.   Increased Costs.................................................38
Section 2.14.   Break Funding Payments..........................................39
Section 2.15.   Taxes...........................................................39
Section 2.16.   Payments Generally; Pro Rata Treatment; Sharing of Set-Offs.....41
Section 2.17.   Lender's Obligation to Mitigate; Replacement of Lenders.........43

                                    ARTICLE 3
                         Representations and Warranties

Section 3.01.   Organization; Powers............................................44
Section 3.02.   Authorization; Enforceability...................................44
Section 3.03.   Governmental Approvals; No Conflicts............................45
Section 3.04.   Financial Statements; No Material Adverse Change................45
Section 3.05.   Properties......................................................45
Section 3.06.   Litigation and Environmental Matters............................46
Section 3.07.   Compliance with Laws and Agreements.............................47
Section 3.08.   Investment and Holding Company Status...........................47
Section 3.09.   Taxes...........................................................47

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
Section 3.10.   ERISA...........................................................47
Section 3.11.   Disclosure......................................................47
Section 3.12.   Subsidiaries....................................................48
Section 3.13.   Insurance.......................................................48
Section 3.14.   Labor Matters...................................................48
Section 3.15.   Solvency........................................................48
Section 3.16.   Senior Debt.....................................................49

                                    ARTICLE 4
                                   Conditions

Section 4.01.   Effective Date..................................................49
Section 4.02.   Each Extension of Credit........................................51

                                    ARTICLE 5
                              Affirmative Covenants

Section 5.01.   Financial Statements and Other Information......................52
Section 5.02.   Notice of Material Events.......................................53
Section 5.03.   Information Regarding Collateral................................54
Section 5.04.   Real Estate Collateral..........................................55
Section 5.05.   Existence; Conduct of Business..................................55
Section 5.06.   Payment of Obligations..........................................55
Section 5.07.   Maintenance of Properties.......................................55
Section 5.08.   Insurance.......................................................55
Section 5.09.   Casualty and Condemnation.......................................57
Section 5.10.   Proper Records; Rights to Inspect...............................58
Section 5.11.   Compliance with Laws............................................58
Section 5.12.   Use of Proceeds and Letters of Credit...........................58
Section 5.13.   Additional Subsidiaries.........................................58
Section 5.14.   Further Assurances..............................................58
Section 5.15.   Landlord And Warehouseman Waivers...............................59

                                    ARTICLE 6
                               Negative Covenants

Section 6.01.   Debt; Certain Equity Securities.................................60
Section 6.02.   Liens...........................................................62
Section 6.03.   Fundamental Changes.............................................63
Section 6.04.   Investments, Loans, Advances, Guarantees and Acquisitions.......64
Section 6.05.   Asset Sales.....................................................65
Section 6.06.   Sale and Leaseback Transactions.................................66
Section 6.07.   Hedging Agreements..............................................66
Section 6.08.   Restricted Payments; Certain Payments of Debt...................66
Section 6.09.   Transactions with Affiliates....................................68

Section 6.10.   Restrictive Agreements..........................................68
Section 6.11.   Amendment or Termination of Material Documents..................69
Section 6.12.   Capital Expenditures............................................69
Section 6.13.   Interest Expense Coverage Ratio.................................70
Section 6.14.   Leverage Ratio..................................................70
Section 6.15.   Minimum EBITDA..................................................70
Section 6.16.   Periods of Less Than Four Fiscal Quarters.......................70
Section 6.17.   Fiscal Year.....................................................71

                                    ARTICLE 7
                                Events of Default

                                    ARTICLE 8
                            The Administrative Agent

Section 8.01.   Appointment and Authorization...................................74
Section 8.02.   Rights and Powers as a Lender...................................74
Section 8.03.   Limited Duties and Responsibilities.............................74
Section 8.04.   Authority to Rely on Certain Writings, Statements and Advice....75
Section 8.05.   Sub-Agents and Related Parties..................................75
Section 8.06.   Resignation; Successor Administrative Agent.....................75
Section 8.07.   Credit Decisions by Lenders.....................................76

                                    ARTICLE 9
                                  Miscellaneous

Section 9.01.   Notices.........................................................76
Section 9.02.   Waivers; Amendments.............................................77
Section 9.03.   Expenses; Indemnity; Damage Waiver..............................78
Section 9.04.   Successors and Assigns..........................................80
Section 9.05.   Survival........................................................83
Section 9.06.   Counterparts; Integration; Effectiveness........................83
Section 9.07.   Severability....................................................83
Section 9.08.   Right of Set-off................................................84
Section 9.09.   Governing Law; Jurisdiction; Consent to Service of Process......84
Section 9.10.   WAIVER OF JURY TRIAL............................................85
Section 9.11.   Headings........................................................85
Section 9.12.   Confidentiality.................................................85
Section 9.13.   Interest Rate Limitation........................................86

SCHEDULES:

Pricing Schedule
Commitment Schedule

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Schedule 2.04 -- Existing Letters of Credit
Schedule 3.05 -- Existing Real Properties
Schedule 3.06 -- Disclosed Matters
Schedule 3.12 -- List of Subsidiaries
Schedule 3.13 -- Insurance
Schedule 6.01 -- Existing Indebtedness
Schedule 6.02 -- Existing Liens
Schedule 6.04 -- Existing Investments, Loans, Advances and Guaranties
Schedule 6.10 -- Existing Restrictions

EXHIBITS:

Exhibit A -- Form of Assignment
Exhibit B -- Form of Opinion of Borrower's Counsel
Exhibit C -- Form of Guarantee and Security Agreement
Exhibit D -- Terms of Subordination

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     CREDIT AGREEMENT dated as of May 1, 2003 among FASTENTECH, INC., the
LENDERS and LC ISSUING BANKS party hereto, JPMORGAN CHASE BANK, as Administrative Agent, LEHMAN COMMERCIAL PAPER INC., as Syndication Agent, NATIONAL CITY BANK, as Documentation Agent, and J.P. MORGAN SECURITIES INC. and LEHMAN BROTHERS INC., as Joint Lead Arrangers and Bookrunners.

     WHEREAS, the Borrower is issuing Subordinated Debt and using the proceeds thereof to prepay a portion of the outstanding loans under its Existing Credit Facilities, to repay its Existing Subordinated Debt and to settle its existing Hedging Agreements;

     WHEREAS, the Borrower is terminating its Existing Credit Facilities and desires to replace such facilities, and to prepay a portion of the outstanding loans under its Existing Credit Facilities, with this Agreement;

     WHEREAS, the Borrower is willing to secure its obligations under this Agreement by granting Liens on its assets to the Administrative Agent as provided in the Security Documents;

     WHEREAS, the Borrower is willing to cause each of its Domestic Subsidiaries to guarantee the foregoing obligations of the Borrower and to secure its guarantee thereof by granting Liens on its assets to the Administrative Agent as provided in the Security Documents;

     WHEREAS, the Lenders and the LC Issuing Banks are not willing to make loans or issue or participate in letters of credit hereunder unless (i) the foregoing obligations of the Borrower are secured and guaranteed as described above and
(ii) each guarantee thereof is secured by Liens on assets of the relevant Subsidiary Guarantor as provided in the Security Documents;

     NOW, THEREFORE, the parties hereto agree as follows:

                                    ARTICLE 1
                                   Definitions

     Section 1.01. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

     "Additional Subordinated Debt" means Debt represented by senior subordinated notes issued by the Borrower, and the Guarantees issued in connection therewith, after the Effective Date; provided that any Additional Subordinated Debt shall (i) be issued under the same indenture as the Subordinated Debt and with a Yield to Worst no greater than 14.5%, (ii)

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otherwise have terms, including the terms of subordination for both the issuer and the guarantor thereof, substantially identical to, and in any event no less favorable to the Lenders than those contained in the Subordinated Debt Documents governing the Subordinated Debt and (iii) have no required amortization, redemption, defeasance, repayment or acquisition prior to the first anniversary of the Revolving Maturity Date.

     "Adjusted LIBO Rate" means, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Adjustment.

     "Administrative Agent" means JPMorgan Chase Bank, in its capacity as administrative agent under the Loan Documents.

     "Administrative Questionnaire" means an Administrative Questionnaire in a form supplied by the Administrative Agent.

     "Affiliate" means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with such specified Person.

     "Alternate Base Rate" means, for any day, a rate per annum equal to the highest of (a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1% and (c) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Base CD Rate or the Federal Funds Effective Rate will be effective from and including the effective date of such change in the Prime Rate, the Base CD Rate or the Federal Funds Effective Rate, respectively.

     "Applicable Rate" has the meaning specified in the Pricing Schedule; provided that at the option of the Administrative Agent (or at the request of the Required Lenders), if the Borrower fails to deliver consolidated financial statements to the Administrative Agent as and when required by Section 5.01(a) or Section 5.01(b), the Applicable Rates will be those set forth in the Pricing Schedule and corresponding to Level IV Status during the period from the expiration of the time specified for such delivery until such financial statements are so delivered.

     "Assessment Rate" means, for any day, the annual assessment rate in effect on such day that is payable by a member of the Bank Insurance Fund classified as "well-capitalized" and within supervisory subgroup "B" (or a comparable successor risk classification) within the meaning of 12 C.F.R. Part 327 (or any successor provision) to the Federal Deposit Insurance Corporation for insurance by such Corporation of time deposits made in dollars at the offices of

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such member in the United States; provided that if, as a result of any change in any law, rule or regulation, the Assessment Rate cannot be determined as aforesaid, then the Assessment Rate shall be such annual rate as the Administrative Agent shall determine to be representative of the cost of such insurance to the Lenders.

     "Assignment" means an assignment and assumption agreement entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

     "Base CD Rate" means the sum of (a) the Three-Month Secondary CD Rate multiplied by the Statutory Reserve Adjustment plus (b) the Assessment Rate.

     "Base Rate", when used with respect to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

     "Borrower" means FastenTech, Inc., a Delaware corporation.

     "Borrower Group Companies" means the Borrower and the Subsidiaries.

     "Borrowing" means Loans of the same Interest Type made, converted or continued on the same day and, in the case of Eurodollar Loans, as to which the same Interest Period is in effect.

     "Borrowing Request" means a request by the Borrower for a Borrowing in accordance with Section 2.03.

     "Business Acquisition" means (i) an investment (whether by means of share purchase, capital contribution, loan or other extension of credit, time deposit or otherwise) by the Borrower or any of its Subsidiaries in capital stock or other equity interests (including warrants, options or other rights to acquire such equity interests) of any Person other than the Borrower or any of its Subsidiaries or (ii) an acquisition by the Borrower or any of its Subsidiaries of the property and assets of any Person (other than the Company or any of its Subsidiaries) that constitute all or substantially all of the assets of such Person or any division or other business unit of such Person.

     "Business Day" means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that, when used in connection with a Eurodollar Loan,

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the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

     "Capital Expenditures" means, for any period, (a) the additions to property, plant and equipment and other capital expenditures of the Borrower and its Subsidiaries that are (or would be) set forth in a consolidated statement of cash flows of the Borrower and its Subsidiaries for such period prepared in accordance with GAAP and (b) any Capital Lease Obligations incurred by the Borrower and its Subsidiaries during such period.

     "Capital Lease Obligations" of any Person means obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required under GAAP to be classified and accounted for as capital leases on a balance sheet of such Person. The amount of such obligations will be the capitalized amount thereof determined in accordance with GAAP.

     "Cash Collateral Account" has the meaning specified in Section 1 of the Security Agreement.

     "Change in Control" means (x) (1) at any time prior to the consummation of an IPO, the Sponsor shall cease to own at any time at least 50% of the outstanding voting stock (including for this purpose securities exercisable into or convertible or exchangeable for voting stock) of the Borrower at such time or
(2) at any time on or after the consummation of an IPO, (aa) the Sponsor shall cease to own at least 20% of the outstanding voting stock (including for this purpose securities exercisable into or convertible or exchangeable for voting stock) of the Borrower or (bb) any "Person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), excluding the Sponsor, is or shall become the "beneficial owner" (as defined in Rules 13(d)-3 and 13(d)-5 under such Act), directly or indirectly, of a greater percentage of the voting stock (including for this purpose securities exercisable into or convertible or exchangeable for voting stock) than is owned by the Sponsor; (y) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Borrower by Persons who were neither (i) nominated by the board of directors of the Borrower nor (ii) appointed by directors so nominated; or (z) the occurrence of a "Change of Control" as defined in the Subordinated Debt Documents.

     "Change in Law" means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after such date or (c) compliance by any Lender or any LC Issuing Bank (or, for purposes of Section 2.13(b), by any lending office of such Lender or by such Lender's or such LC Issuing Bank's holding company, if any) with any request,

                                       4

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guideline or directive (whether or not having the force of law) of any
Governmental Authority made or issued after such date.

     "Collateral" means any and all "Collateral", as defined in any Security Document.

     "Collateral and Guarantee Requirement" means the requirement that:

          (a) the Administrative Agent shall have received from each Credit Party either (i) a counterpart of the Security Agreement duly executed and delivered on behalf of such Credit Party or (ii) in the case of any Person that becomes a Credit Party after the Effective Date, a supplement to the Security Agreement, in the form specified therein, duly executed and delivered on behalf of such Credit Party;

          (b) all outstanding Equity Interests in any Borrower Group Company owned by or on behalf of any Credit Party shall have been pledged pursuant to the Security Agreement (except that the Credit Parties shall not be required to pledge more than 65% of the outstanding voting Equity Interests in any first tier Foreign Subsidiary that is not a Credit Party or any shares in any Subsidiary of a first tier Foreign Subsidiary) and the Administrative Agent shall have received all certificates or other instruments representing such Equity Interests (to the extent such Equity Interests are represented by certificates or other instruments), together with stock powers or other instruments of transfer with respect thereto endorsed in blank;

          (c) all documents and instruments, including Uniform Commercial Code financing statements, required by law or reasonably requested by the Administrative Agent to be filed, registered or recorded to create the Liens intended to be created by the Security Documents and perfect or record such Liens to the extent, and with the priority, required by the Security Agreement, shall have been filed, registered or recorded or delivered to the Administrative Agent for filing, registration or recording;

          (d) Within 60 days after the Effective Date the Administrative Agent shall have received (i) counterparts of a Mortgage with respect to each Mortgaged Property duly executed and delivered by the record owner of such Mortgaged Property, (ii) a policy or policies of title insurance issued by a nationally recognized title insurance company insuring the Lien of each such Mortgage as a valid first Lien on the Mortgaged Property described therein, free of any other Liens except as expressly permitted by Section 6.02, together with such endorsements, coinsurance and reinsurance as the Administrative Agent or the Required Lenders may reasonably request and
     (iii) such surveys, abstracts, appraisals and other

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     documents as the Administrative Agent or the Required Lenders may
     reasonably request with respect to any such Mortgage or Mortgaged Property

          (e) each Credit Party shall have obtained all consents and approvals required to be obtained by it in connection with the execution and delivery of all Security Documents to which it is a party, the performance of its obligations thereunder and the granting of the Liens granted by it thereunder; and

          (f) each Credit Party shall have taken all other action required under the Security Documents to perfect, register and/or record the Liens granted by it thereunder, including, without limitation, using commercially reasonable efforts to obtain waivers of landlords' and warehousemen's liens as provided in Section 5.15.

     "Commitment" means a Revolving Commitment.

     "Commitment Schedule" means the Commitment Schedule attached hereto and identified as such.

     "Consolidated Cash Interest Expense" means, for any period, the amount by which:

          (a) the sum of (i) the interest expense (including imputed interest expense in respect of Capital Lease Obligations) of the Borrower and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, (ii) any interest accrued during such period, in respect of Debt of the Borrower or any Subsidiary, that is required under GAAP to be capitalized rather than included in consolidated interest expense for such period and (iii) any cash payments made during such period in respect of obligations referred to in clause (b)(ii) below that were amortized or accrued in a previous period, exceeds

          (b) the sum of (i) to the extent included in such consolidated interest expense for such period, non-cash amounts attributable to amortization of financing costs paid in a previous period and (ii) to the extent included in such consolidated interest expense for such period, non-cash amounts attributable to amortization of debt discount or accrued interest payable in kind for such period.

     "Consolidated EBITDA" means, for any period, Consolidated Net Income for such period plus (a) without duplication and to the extent deducted in determining such Consolidated Net Income, the sum of (i) consolidated interest expense for such period, (ii) consolidated income tax expense for such period,

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(iii) all amounts attributable to depreciation and amortization for such period and (iv) all non-capitalized expenses for such period attributable to: the issuance by the Borrower of the Subordinated Debt, one time refinancing and plant closing charges, extraordinary items, foreign currency exchange agreements, debt issuance costs, purchase accounting adjustments, adjustments to goodwill in accordance with Financial Accounting Standard 142 and mark-to-market interest rate swaps; provided that the sum of all such items which are cash amounts does not exceed $4,000,000 in the aggregate for such period; provided further that the calculation of the sum referred to in the immediately preceding clause shall not include one-time cash charges related to the retirement of the Existing Subordinated Debt on the Effective Date). For purposes of calculating the Leverage Ratio, if a material acquisition or disposition occurs, Consolidated EBITDA will be determined after giving pro forma effect thereto as if such acquisition or disposition had occurred at the beginning of the relevant four-quarter period.

     "Consolidated Net Income" means, for any period, the net income or loss of the Borrower and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded (a) the income of any Person (except (i) the Borrower and (ii) any Subsidiary if (x) it is Controlled by the Borrower and (y) its accounts would be consolidated with those of the Borrower in consolidated financial statements of the Borrower prepared in accordance with GAAP) in which any other Person (except the Borrower, a Subsidiary or a director holding qualifying shares in compliance with applicable law) owns an Equity Interest, except to the extent that dividends or other distributions were actually paid by such Person to the Borrower or any Subsidiary during such period, and (b) the income or loss of any Person accrued before (i) the date it becomes a Subsidiary, (ii) the date it is merged into or consolidated with the Borrower or any Subsidiary or (iii) the date its assets are acquired by the Borrower or any Subsidiary.

     "Control" means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.

     "Credit Parties" means the Borrower and the Subsidiary Guarantors.

     "Debt" of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person on which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property

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or services (excluding current accounts payable incurred in the ordinary course of business), (f) all Debt of others secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Debt secured thereby has been assumed, (g) all Guarantees by such Person of Debt of others,
(h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (j) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances and (k) the aggregate amount advanced by buyers or lenders with respect to all Receivables Transactions, net of repayments or recoveries through liquidation of the assets transferred pursuant to such Receivables Transaction. The Debt of any Person shall include the Debt of any other entity (including any partnership in which such Person is a general partner) to the extent that such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent that contractual provisions binding on the holder of such Debt provide that such Person is not liable therefor.

     "Default" means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

     "Disclosed Matters" means the actions, suits, proceedings and environmental matters disclosed in Schedule 3.06.

     "dollars" or "$" refers to lawful money of the United States.

     "Domestic Subsidiary" means a Subsidiary that is not a Foreign Subsidiary.

     "Effective Date" means the date on which each of the conditions specified in Section 4.01 is satisfied (or waived in accordance with Section 9.02).

     "Environmental Laws" means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, the preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or health and safety matters.

     "Environmental Liability" means any liability, contingent or otherwise (including any liability for damages, costs of remediation, fines, penalties or indemnities), of any Credit Party directly or indirectly resulting from or based on (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Material, (c) exposure to any Hazardous Material, (d) the release or threatened release of any Hazardous Material into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

     "Equity Interests" means (i) shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person or (ii) any warrants, options or other rights to acquire such shares or interests.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

     "ERISA Affiliate" means any trade or business (whether or not incorporated) that, together with the Borrower or any Subsidiary, is treated as a single employer under Section 414(b) or (c) of the Internal Revenue Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Internal Revenue Code, is treated as a single employer under Section 414 of the Internal Revenue Code.

     "ERISA Event" means (a) any "reportable event", as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (except an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Internal Revenue Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Internal Revenue Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any ERISA Affiliate of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Borrower or any ERISA Affiliate of any liability with respect to withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

     "Eurodollar", when used with respect to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

     "Events of Default" has the meaning specified in Article 7.

     "Exchange" shall mean the exchange of the Existing Subordinated CBO Debt for Subordinated Debt pursuant to Section 6 of the Purchase Agreement dated August 27, 2002 between Fabri-Steel and Citibank, N.A.

     "Excluded Taxes" means, with respect to any Lender Party or other recipient of a payment made by or on account of any obligation of the Borrower hereunder:

          (a) income or franchise taxes imposed on (or measured by) its net income by the United States, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located;

          (b) any branch profits taxes imposed by the United States or any similar tax imposed by any other jurisdiction described in clause (a) above; and

          (c) in the case of a Foreign Lender, any withholding tax that (i) is in effect and would apply to amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement or designates a new lending office or (ii) is attributable to such Foreign Lender's failure to comply with Section 2.15(e).

Notwithstanding the foregoing, a withholding tax will not be an "Excluded Tax" to the extent that (A) it is imposed on amounts payable to a Foreign Lender by reason of an assignment made to such Foreign Lender at the Borrower's request pursuant to Section 2.17(b), (B) it is imposed on amounts payable to a Foreign Lender by reason of any other assignment and does not exceed the amount for which the assignor would have been indemnified pursuant to Section 2.15 or (C) in the case of designation of a new lending office, it does not exceed the amount for which such Foreign Lender would have been indemnified if it had not designated a new lending office.

     "Existing Credit Facilities" means (a) the Amended and Restated Credit Agreement dated as of June 11, 1998, as amended prior to the date hereof, among Fabri-Steel Products Incorporated, the Eligible Subsidiaries, Banks and LC Issuing Banks referred to therein and Morgan Guaranty Trust Company of New York, as Agent and (b) the Credit Agreement dated as of March 16, 2000, as amended prior to the date hereof, among Nelson Stud Welding, Inc., Progressive Stamping Co. (DE), Inc., the Subsidiary Borrowers referred to therein, the Institutions from time to time parties thereto, Bank One N.A., as Administrative Agent and Wachovia Bank, N.A., as Syndication Agent.

     "Existing Letters of Credit" means the letters of credit issued before the Effective Date under any of the Existing Credit Facilities and identified on
Schedule 2.04.

     "Existing Subordinated Debt" means (a) the senior subordinated Credit Agreement dated as of March 31, 1999 between Fabri-Steel Products Incorporated and Citicorp Mezzanine Partners, L.P., (b) the Subordinated Credit Agreement dated as of March 17, 2000 between Fabri-Steel Holdings, Inc. and Citicorp Mezzanine III, L.P., as assigned to Citicorp Mezzanine Partners, L.P. and (c) the 10% subordinated notes payable to former minority shareholders of the Ferry Cap and Set Screw Company due June 30, 2007.

     "Existing Subordinated CBO Debt" means the 10.5% Senior Subordinated notes due 2012 issued pursuant to the Indenture dated as of August 30, 2002 by and among Fabri-Steel, the Subsidiary Guarantors party thereto and Citibank, N.A., as Trustee.

     "Fabri-Steel" means Fabri-Steel Products Incorporated, a Michigan corporation.

     "Federal Funds Effective Rate" means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published on such Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

     "Federal Reserve Board" means the Board of Governors of the Federal Reserve System of the United States.

     "Financial Officer" means the chief financial officer, principal accounting officer, treasurer or controller of the Borrower.

     "Financing Transactions" means (a) the execution, delivery and performance by each Credit Party of the Loan Documents to which it is to be a party, the borrowing of Loans, the use of the proceeds thereof and the issuance of Letters of Credit hereunder, (b) the execution, delivery and performance by each Credit Party of the Subordinated Debt Documents to which it is to be a party, the issuance of the Subordinated Debt and the use of the proceeds thereof and (c) the Exchange.

     "Fiscal Quarter" means a fiscal quarter of the Borrower.

     "Fiscal Year" means a fiscal year of the Borrower.

     "Foreign Lender" means any Lender that is organized under the laws of a jurisdiction outside the United States.

     "Foreign Subsidiary" means a Subsidiary (which may be a corporation, limited liability company, partnership or other legal entity) organized under the laws of a jurisdiction outside the United States, and conducting substantially all its operations outside the United States, other than any such entity that is (whether as a matter of law, pursuant to an election by such entity or otherwise) treated as a partnership in which any Credit Party is a partner or as a branch of any Credit Party for United States income tax purposes.

     "GAAP" means generally accepted accounting principles as in effect from time to time in the United States, applied on a basis consistent (except for changes concurred in by the Borrower's independent public accountants) with the most recent audited consolidated financial statements of the Borrower and its consolidated Subsidiaries delivered to the Lenders.

     "Governmental Authority" means the government of the United States, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

     "Guarantee" by any Person (the "guarantor") means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Debt or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation or to purchase (or advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Debt or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Debt or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Debt or other obligation; provided that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business.

     "Hazardous Materials" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

     "Hedging Agreement" means any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest rate, currency exchange rate or commodity price hedging arrangement.

     "Indemnified Taxes" means all Taxes except Excluded Taxes.

     "Interest Election" means an election by the Borrower to change or continue the Interest Type of a Borrowing in accordance with Section 2.06.

     "Interest Payment Date" means (a) with respect to any Base Rate Loan, the last day of each March, June, September and December and (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, if such Interest Period is longer than three months, each day during such Interest Period that occurs at intervals of three months' duration after the first day of such Interest Period.

     "Interest Period" means, with respect to any Eurodollar Borrowing, the period beginning on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter, as the Borrower may elect; provided that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (b) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be deemed to be the effective date of the most recent conversion or continuation of such Borrowing.

     "Interest Type", when used with respect to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.

     "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended from time to time.

     "IPO" means an underwritten public offering of common stock of, and by, the Borrower pursuant to a registration statement filed with the SEC in accordance with the Securities Act of 1934, as amended, which public equity offering results in gross proceeds to the Borrower of not less than $20,000,000.

     "LC Disbursement" means a payment made by an LC Issuing Bank in respect of a drawing under a Letter of Credit.

     "LC Exposure" means, at any time, the sum of (a) the aggregate undrawn amount of all Letters of Credit outstanding at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The LC Exposure of any Revolving Lender at any time will be its Revolving Percentage of the total LC Exposure at such time.

     "LC Issuing Bank" means JPMorgan Chase Bank and any other Lender that may agree to issue letters of credit hereunder with the consent of the Administrative Agent (not to be unreasonably withheld), in each case in its capacity as the issuer of Letters of Credit, and its successors in such capacity as provided in Section 2.04(i). Each LC Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by its Affiliates, in which case the term "LC Issuing Bank" shall include each such Affiliate with respect to Letters of Credit issued by it.

     "LC Reimbursement Obligations" means, at any time, all obligations of the Borrower to reimburse each LC Issuing Bank for amounts paid by it in respect of drawings under Letters of Credit, including any portion of such obligations to which Lenders have become subrogated by making payments to an LC Issuing Bank pursuant to Section 2.04(e).

     "Lender Affiliate" means, (a) with respect to any Lender, (i) an Affiliate of such Lender or (ii) any entity (whether a corporation, partnership, trust or otherwise) that is engaged in making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course of its business and is administered or managed by such Lender or an Affiliate of such Lender and (b) with respect to any Lender that is a fund which invests in bank loans and similar extensions of credit, any other fund that invests in bank loans and similar extensions of credit and is managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

     "Lender Parties" means the Lenders, each LC Issuing Bank and the Administrative Agent.

     "Lenders" means the Persons listed on the Commitment Schedule and any other Person that shall have become a party hereto pursuant to an Assignment, other than any such Person that ceases to be a party hereto pursuant to an Assignment.

     "Letter of Credit" means (i) any Existing Letters of Credit and (ii) any letter of credit issued pursuant to this Agreement, and "Letters of Credit" means all of the foregoing, collectively.

     "Leverage Ratio" means, on any day, the ratio of (a) Net Debt as of such day to (b) Consolidated EBITDA for the period of four consecutive Fiscal Quarters (subject to Section 6.16) ended on such day (or, if such day is not the last day of a Fiscal Quarter, ended on the last day of the Fiscal Quarter most recently ended before such day).

     "LIBO Rate" means, with respect to any Eurodollar Borrowing for any Interest Period, the rate appearing on Page 3750 of the Dow Jones Market Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days before the beginning of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period. If such rate is not available at such time for any reason, then the "LIBO Rate" with respect to such Eurodollar Borrowing for such Interest Period shall be the rate at which dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days before the beginning of such Interest Period.

     "Lien" means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

     "Loan Documents" means this Agreement and the Security Documents.

     "Loans" means loans made by the Lenders to the Borrower pursuant to this Agreement.

     "Long-Term Debt" means any Debt that, in accordance with GAAP, constitutes (or, when incurred, constituted) a long-term liability.

     "Material Adverse Effect" means a material adverse effect on (a) the business, assets, operations, prospects or condition, financial or otherwise, of the Borrower Group Companies taken as a whole, (b) the ability of any Credit Party to perform any of its obligations under any Loan Document or (c) the rights of or benefits available to any Lender Party under any Loan Document.

     "Material Debt" means Debt (other than obligations in respect of the Loans and Letters of Credit), or obligations in respect of one or more Hedging Agreements, of any one or more Borrower Group Companies in an aggregate principal amount exceeding $5,000,000. For purposes of determining Material Debt, the "principal amount" of the obligations of any Borrower Group Company in respect of any Hedging Agreement at any time will be the maximum aggregate amount (after giving effect to any netting agreements) that such Borrower Group Company would be required to pay if such Hedging Agreement were terminated at such time.

     "Moody's" means Moody's Investors Service, Inc.

     "Mortgage" means a mortgage, deed of trust, assignment of leases and rents, leasehold mortgage or other security document granting a Lien on any Mortgaged Property to secure the Secured Obligations. Each Mortgage must be satisfactory in form and substance to the Administrative Agent.

     "Mortgaged Property" means each parcel of real property and improvements thereto owned or, solely in the case of real property located in Cleveland, Ohio, leased, by a Credit Party that is either (i) identified on Schedule 3.05 (but not including that property located in Gevelsberg, Germany as identified on Schedule 3.05) or (ii) subject to a Transaction Lien granted after the Effective Date pursuant to Section 5.13 or 5.14.

     "Multiemployer Plan" means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

     "Net Debt" means, as of any date, the sum (without duplication) of (a) the aggregate principal amount of Debt of the Borrower and its Subsidiaries outstanding as of such date, in the amount that would be reflected on a balance sheet prepared as of such date on a consolidated basis in accordance with GAAP, and (b) the aggregate principal amount of Debt of the Borrower and its Subsidiaries outstanding as of such date that is not required to be reflected on a balance sheet in accordance with GAAP, determined on a consolidated basis, minus cash, cash equivalents and Permitted Investments at such date that would be reflected on the balance sheet; provided that, for purposes of clause (b) above, the term "Debt" will not include contingent obligations of the Borrower or any Subsidiary as an account party in respect of any letter of credit or letter of guaranty unless such letter of credit or letter of guaranty supports an obligation that constitutes Debt.

     "Net Cash Proceeds" shall mean, with respect to the incurrence of Debt of the Borrower in connection with the issuance of Additional Subordinated Debt, the gross proceeds received from such incurrence less all reasonable out-of-pocket expenses, discounts and commissions and other fees and expenses incurred or to be incurred and all federal, state, local and foreign taxes assessed or to be assessed in connection with the closing of such transaction.

     "Offering Memorandum" means the Preliminary Offering Memorandum dated February 3, 2003 and the Offering Memorandum dated April 24, 2003 relating to the Borrower and the offering of the Subordinated Debt.

     "Other Taxes" means any and all present or future recording, stamp, documentary, excise, transfer, sales, property or similar taxes, charges or levies arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document.

     "Participants" has the meaning specified in Section 9.04(e).

     "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

     "Perfection Certificate" means a certificate in the form of Exhibit E to the Security Agreement or any other form approved by the Administrative Agent.

     "Permitted Investments" means investments in:

          (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States), in each case maturing within one year from the date of acquisition thereof;

          (b) commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody's;

          (c) certificates of deposit, banker's acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States or any State thereof which has a combined capital and surplus and undivided profits of at least $500,000,000;

          (d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause
     (c) above; and

          (e) shares of prime money market funds that invest exclusively in assets satisfying the requirements of clauses (a) through (d) of this definition.

     "Permitted Liens" means:

          (a) Liens imposed by law for taxes that are not yet due or are being contested in compliance with Section 5.06;

          (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 60 days or are being contested in compliance with Section 5.06;

          (c) pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations;

          (d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

          (e) judgment liens in respect of judgments that do not constitute an Event of Default under clause (k) of Article 7; and

          (f) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligation and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Borrower or any Subsidiary;

provided that the term "Permitted Liens" shall not include any Lien that secures Debt.

     "Permitted Receivables Transaction" means any Receivables Transaction of which the effect of the structure and documentation on the Lenders (including an intercreditor agreement) is reasonably acceptable to the Required Lenders.

     "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

     "Plan" means any employee pension benefit plan (except a Multiemployer
Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Internal Revenue Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) a "contributing sponsor" as defined in Section 4001(a)(13) of ERISA.

     "Preferred Stock" means the Series A senior preferred stock, the Series B junior preferred stock, the Series C junior preferred stock, the Series D senior preferred stock, the Series E junior preferred stock and the Series F senior preferred stock of the Borrower.

     "Pricing Schedule" means the Pricing Schedule attached hereto and identified as such.

     "Prime Rate" means the rate of interest per annum publicly announced from time to time by JPMorgan Chase Bank as its prime rate in effect at its principal office in New York City. Each change in the Prime Rate will be effective for purposes hereof from and including the date such change is publicly announced as being effective.

     "Receivables Transaction" means any receivables securitization program or other type of accounts receivable financing transaction (including by way of sale) by the Borrower or any of its Subsidiaries; provided that substantially all Debt incurred in connection therewith (other than Debt of an SPV) arises from a transfer of accounts receivable which is intended by the parties thereto to be treated as a sale.

     "Register" has the meaning specified in Section 9.04(c).

     "Related Parties" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and its Affiliates.

     "Required Lenders" means, at any time, Lenders having Revolving Exposures and unused Commitments representing at least 51% of the sum of all Revolving Exposures and unused Commitments at such time.

     "Required 2003 Financials" means the financial statements required to be delivered pursuant to Section 5.01(a) in respect of the Fiscal Year ending September 30, 2003.

     "Restricted Debt" means Debt of the Borrower or any Subsidiary, the payment, prepayment, redemption, purchase or defeasance of which is restricted under Section 6.08.

     "Restricted Payment" means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interest in any Borrower Group Company, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Equity Interest in any Borrower Group Company (including, for this purpose, any payment in respect of any Equity Interest under a Synthetic Purchase Agreement).

     "Revolving Availability Period" means the period from and including the Effective Date to but excluding the Revolving Maturity Date (or, if earlier, the date on which all outstanding Revolving Commitments terminate).

     "Revolving Commitment" means, with respect to each Lender, the commitment, if any, of such Lender to make Revolving Loans and to acquire participations in Letters of Credit hereunder, expressed as an amount representing the maximum aggregate amount of such Lender's Revolving Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.07 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender's Revolving Commitment is set forth on the Commitment Schedule, or in the Assignment pursuant to which such Lender shall have assumed its initial Revolving Commitment, as applicable. The initial aggregate amount of the Revolving Commitments is $40,000,000.

     "Revolving Exposure" means, with respect to any Lender at any time, the sum of the aggregate outstanding principal amount of such Lender's Revolving Loans and its LC Exposure at such time.

     "Revolving Lender" means a Lender with a Revolving Commitment or, if the Revolving Commitments have terminated or expired, a Lender with a Revolving Exposure.

     "Revolving Loan" means a Loan made pursuant to Section 2.01.

     "Revolving Maturity Date" means May 1, 2008.

     "Revolving Percentage" means, with respect to any Revolving Lender, the percentage of the total Revolving Commitments represented by such Lender's Revolving Commitment. If the Revolving Commitments have terminated or expired, the Revolving Percentages will be determined based on the Revolving Commitments most recently in effect, adjusted to give effect to any assignments.

     "S&P" means Standard & Poor's.

     "SEC" means the Securities and Exchange Commission.

     "Secured Guarantee" has the meaning specified in Section 1 of the Security Agreement.

     "Secured Obligations" has the meaning specified in Section 1 of the Security Agreement.

     "Secured Parties" has the meaning specified in Section 1 of the Security Agreement.

     "Security Agreement" means the Guarantee and Security Agreement among the Credit Parties and the Administrative Agent, substantially in the form of Exhibit C hereto.

     "Security Documents" means the Security Agreement, the Mortgages and each other security agreement, instrument or document executed and delivered pursuant to Section 5.13 or 5.14 to secure any of the Secured Obligations.

     "Sponsor" means Citicorp Venture Capital Ltd., a New York corporation, and its Affiliates, including CCT Partners V LP, Citicorp Mezzanine Partners, L.P., Citicorp Mezzanine III, L.P. and CVC Equity Partners L.P.

     "SPV" means a Subsidiary which is a special-purpose entity created and used solely for purposes of effecting a Permitted Receivables Transaction.

     "Statutory Reserve Adjustment" means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Federal Reserve Board to which the Administrative Agent is subject with respect to (a) for purposes of determining the Base CD Rate, new negotiable nonpersonal time deposits in dollars of over $100,000 with maturities approximately equal to three months and (b) for purposes of determining the Adjusted LIBO Rate, eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Federal Reserve Board). Such reserve percentages will include those imposed pursuant to such Regulation D. Eurodollar Loans will be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Adjustment will be adjusted automatically on and as of the effective date of any change in any applicable reserve percentage.

     "Subordinated Debt" means the 11.5% Senior Subordinated Notes due 2011 to be issued by the Borrower and the Guarantees to be issued in connection therewith by certain of the Subsidiaries on or before the Effective Date in the aggregate principal amount of $175,000,000 (including such Senior Subordinated Notes in the aggregate principal amount of $30,000,000 to be issued pursuant to the Exchange) and the Debt represented thereby.

     "Subordinated Debt Documents" means the indenture under which the Subordinated Debt is issued and all other instruments, agreements and other documents evidencing or governing the Subordinated Debt or providing for any Guarantee or other right in respect thereof.

     "subsidiary" means, with respect to any Person (the "parent") at any date,
(a) any corporation, limited liability company, partnership or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date and (b) any other corporation, limited liability company, partnership or other entity (i) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (ii) that is otherwise Controlled as of such date, by the parent and/or one or more of its subsidiaries.

     "Subsidiary" means any subsidiary of the Borrower.

     "Subsidiary Guarantors" means each Subsidiary listed on the signature pages of the Security Agreement under the caption "Guarantors" and each Domestic Subsidiary that shall, at any time after the date hereof, become a Guarantor pursuant to Section 27 of the Security Agreement.

     "Synthetic Purchase Agreement" means any swap, derivative or other agreement or combination of agreements pursuant to which the Borrower or a Subsidiary is or may become obligated to make (i) any payment in connection with the purchase by any third party, from a Person other than the Borrower or a Subsidiary, of any Equity Interest or Restricted Debt or (ii) any payment (other than on account of a permitted purchase by it of any Equity Interest or Restricted Debt) the amount of which is determined by reference to the price or value at any time of any Equity Interest or Restricted Debt; provided that no phantom stock or similar plan providing for payments only to current or former directors, officers or employees of the Borrower or its Subsidiaries (or their heirs or estates) will be deemed to be a Synthetic Purchase Agreement.

     "Taxes" means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

     "Three-Month Secondary CD Rate" means, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day is not a Business Day, the next preceding Business Day) by the Federal Reserve Board through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Federal Reserve Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day) or, if such rate is not so reported for such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 a.m., New York City time, on such day (or, if such day is not a Business Day, on the next preceding Business Day) by the Administrative Agent from three negotiable certificate of deposit dealers of recognized standing selected by it.

     "Transaction Liens" means the Liens on Collateral granted by the Credit Parties under the Security Documents.

     "United States" means the United States of America.

     "Utilization" means, at any date, the percentage equivalent of a fraction
(i) the numerator of which is the aggregate amount of the Revolving Exposure of all Lenders at such date and (ii) the denominator of which is the aggregate amount of the Revolving Commitments of all the Lenders at such date.

     "Withdrawal Liability" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

     "Yield to Worst" means the lowest yield of yield to maturity or yield to all possible call dates.

     Section 1.02. Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Interest Type (e.g., a "Eurodollar Loan"). Borrowings also may be classified and referred to by Interest Type (e.g., a "Eurodollar Borrowing").

     Section 1.03. Terms Generally. The definitions of terms herein (including those incorporated by reference to another document) apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun includes the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the word "property" shall be construed to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

     Section 1.04. Accounting Terms; Changes in GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP as in effect from time to time; provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment of any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment of any provision hereof for such purpose), regardless of whether such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be applied on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

                                    ARTICLE 2
                                   The Credits

     Section 2.01. Revolving Commitments. (a) Subject to the terms and conditions set forth herein, each Revolving Lender agrees to make Revolving Loans to the Borrower from time to time during the Revolving Availability Period in an aggregate principal amount that will not at any time result in such Lender's Revolving Exposure exceeding its Revolving Commitment. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Revolving Loans.

     (b) The Commitments of the Lenders are several, i.e., the failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder, and no Lender shall be responsible for any other Lender's failure to make Loans as and when required hereunder.

     Section 2.02. Revolving Loans. (a) Each Revolving Loan shall be made as part of a Borrowing consisting of Loans of the same Interest Type made by the Lenders ratably in accordance with their respective Commitments, as the

Borrower may request (subject to Section 2.12) in accordance herewith; provided that any Borrowings made on the Effective Date must be Base Rate Borrowings. Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan. Any exercise of such option shall not affect the Borrower's obligation to repay such Loan as provided herein.

     (b) At the beginning of each Interest Period for any Eurodollar Borrowing, the aggregate amount of such Borrowing shall be an integral multiple of $1,000,000 and not less than $2,000,000. When each Base Rate Borrowing is made, the aggregate amount of such Borrowing shall be an integral multiple of $1,000,000 and not less than $2,000,000; provided that a Base Rate Revolving Borrowing may be in an aggregate amount that (i) is equal to the entire unused balance of the Revolving Commitments or (ii) is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.04(e). Borrowings of more than one Interest Type may be outstanding at the same time; provided that there shall not at any time be more than a total of 5 Eurodollar Borrowings outstanding.

     (c) Notwithstanding any other provision hereof, the Borrower will not be entitled to request, or to elect to convert or continue, any Eurodollar Borrowing if the Interest Period requested with respect thereto would end after the Revolving Maturity Date.

     Section 2.03. Requests to Borrow Revolving Loans. To request a Revolving Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of the proposed Borrowing or (b) in the case of a Base Rate Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of the proposed Borrowing; provided that any such notice of a Base Rate Revolving Borrowing to finance the reimbursement of an LC Disbursement as contemplated by Section 2.04(e) may be given not later than 10:00 a.m., New York City time, on the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or facsimile to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by the Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

          (i) the aggregate amount of such Borrowing;

          (ii) the date of such Borrowing, which shall be a Business Day;

          (iii) whether such Borrowing is to be a Base Rate Borrowing or a Eurodollar Borrowing;

          (iv) in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of "Interest Period"; and

          (v) the location and number of the Borrower's account to which funds are to be disbursed, which shall comply with the requirements of Section 2.05.

If no election as to the Interest Type of a Borrowing is specified, the requested Borrowing will be a Base Rate Borrowing. If no Interest Period with respect to a requested Eurodollar Borrowing is specified, the Borrower will be deemed to have selected an Interest Period of one month's duration. Promptly after it receives a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender as to the details of such Borrowing Request and the amount of such Lender's Loan to be made pursuant thereto.

     Section 2.04. Letters of Credit. (a) General. On the Effective Date, Bank One, N.A. and JPMorgan Chase Bank, in their respective capacities as issuers of the Existing Letters of Credit (each, in such capacity, an "Existing LC Issuer") shall be deemed, without further action by any party hereto, to have sold to each of the Lenders, and each Lender shall be deemed, without further action by any party hereto, to have purchased from each Existing LC Issuer, a participation (on the terms specified in this Section) in each Existing Letter of Credit equal to such Lender's Revolving Percentage thereof. Concurrently with such sale, the participations sold pursuant to the terms of the Existing Credit Agreements to the lenders party thereto shall be automatically cancelled without further action by any of the parties hereto. Each Lender acknowledges and agrees that its obligation to acquire participations in Existing Letters of Credit pursuant to this subsection is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each payment by a Lender to acquire such participations shall be made without any offset, abatement, withholding or reduction whatsoever. Subject to the terms and conditions set forth herein, the Borrower may request the issuance of Letters of Credit for its own account or the account of one of its Subsidiaries, in a form reasonably acceptable to the Administrative Agent and the applicable LC Issuing Bank, from time to time during the Revolving Availability Period. If the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, any LC Issuing Bank relating to any Letter of Credit are not consistent with the terms and conditions of this Agreement, the terms and conditions of this Agreement shall control.

     (b) Notice of Issuance, Amendment, Renewal or Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or facsimile (or transmit by electronic communication, if arrangements for doing so have been approved by the applicable LC Issuing Bank) to an LC Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the requested date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with Section 2.04(c)), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the applicable LC Issuing Bank, the Borrower also shall submit a letter of credit application on such LC Issuing Bank's standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension, (i) the LC Exposure will not exceed $5,000,000 and (ii) the total Revolving Exposures will not exceed the total Revolving Commitments then in effect. Subject to the foregoing sentence, and so long as no Event of Default shall have occurred and be continuing, Letters of Credit containing customary "evergreen" provisions shall be extended automatically so long as such extension is for a period not exceeding one year and is granted no earlier than three months before the then existing expiry date thereof.

     (c) Expiration Date. Each Letter of Credit shall expire at or before the close of business on the earlier of (i) the date that is one year after such Letter of Credit is issued (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the date that is five Business Days before the Revolving Maturity Date.

     (d) Participations. Effective upon the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the applicable LC Issuing Bank or the Revolving Lenders, the applicable LC Issuing Bank grants to each Revolving Lender, and each Revolving Lender acquires from such LC Issuing Bank, a participation in such Letter of Credit equal to such Lender's Revolving Percentage of the aggregate amount available to be drawn thereunder. Pursuant to such participations, each Revolving Lender agrees to pay to the Administrative Agent, for the account of the applicable LC Issuing Bank, such Lender's Revolving Percentage of (i) each LC Disbursement made by such LC Issuing Bank and not reimbursed by the Borrower on the date due as provided in Section 2.04(e) and (ii) any reimbursement payment required to be refunded to the Borrower for any reason. Each Lender's obligation to acquire participations and make payments pursuant to this subsection is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or any reduction or termination of the Commitments, and each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

     (e) Reimbursement. If an LC Issuing Bank makes any LC Disbursement under a Letter of Credit, the Borrower shall reimburse such LC Disbursement by paying an amount equal to such LC Disbursement to the Administrative Agent not later than 12:00 noon, New York City time, on the day that such LC Disbursement is made, if the Borrower receives notice of such LC Disbursement before 10:00 a.m., New York City time, on such day, or, if such notice has not been received by the Borrower before such time on such day, then not later than 12:00 noon, New York City time, on (i) the Business Day that the Borrower receives such notice, if such notice is received before 10:00 a.m., New York City time, on the day of receipt, or (ii) the next Business Day, if such notice is not received before such time on the day of receipt; provided that the Borrower may, subject to the conditions to borrowing set forth herein and the minimum borrowing requirements set forth in Section 2.02(b), request in accordance with Section 2.03 that such payment be made with the proceeds of a Base Rate Revolving Borrowing and, to the extent so financed, the Borrower's obligation to make such payment shall be discharged and replaced by the resulting Base Rate Revolving Borrowing. If the Borrower fails to make such payment when due, the Administrative Agent shall notify each Revolving Lender of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such Lender's Revolving Percentage thereof. Promptly after it receives such notice, each Revolving Lender shall pay to the Administrative Agent its Revolving Percentage of the payment then due from the Borrower, in the same manner as is provided in Section 2.05 with respect to Loans made by such Lender (and Section 2.05(b) shall apply, mutatis mutandis, to such payment obligations of the Revolving Lenders), and the Administrative Agent shall promptly pay to the applicable LC Issuing Bank the amounts so received by it from the Revolving Lenders. If a Revolving Lender makes a payment pursuant to this subsection to reimburse an LC Issuing Bank for any LC Disbursement (other than by funding Base Rate Revolving Loans as contemplated above), (i) such payment will not constitute a Loan and will not relieve the Borrower of its obligation to reimburse such LC Disbursement and (ii) such Revolving Lender will be subrogated to its pro rata share of such LC Issuing Bank's claim against the Borrower for such reimbursement. Promptly after the Administrative Agent receives any payment from the Borrower pursuant to this subsection, the Administrative Agent will distribute such payment to the applicable LC Issuing Bank or, if Revolving Lenders have made payments pursuant to this subsection to reimburse such LC

Issuing Bank, then to such Lenders and such LC Issuing Bank as their interests may appear.

     (f) Obligations Absolute. The Borrower's obligation to reimburse LC Disbursements as provided in Section 2.04(e) shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of
(i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by an LC Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower's obligations hereunder. None of the Administrative Agent, the Lenders, the LC Issuing Banks and their respective Related Parties shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of any LC Issuing Bank; provided that the foregoing shall not excuse any LC Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by such LC Issuing Bank's failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. In the absence of gross negligence or willful misconduct on the part of any LC Issuing Bank (as finally determined by a court of competent jurisdiction), such LC Issuing Bank shall be deemed to have exercised care in each such determination. Without limiting the generality of the foregoing, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the applicable LC Issuing Bank may, in its sole discretion, either
(A) accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or (B) refuse to accept and make payment upon such documents if such documents do not strictly comply with the terms of such Letter of Credit.

     (g) Disbursement Procedures. Each LC Issuing Bank shall, promptly after its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. Each LC Issuing Bank shall promptly notify the Administrative Agent and the Borrower by telephone (confirmed by facsimile) of such demand for payment and whether such LC Issuing Bank has made or will make an LC Disbursement pursuant thereto; provided that any failure to give or delay in giving such notice will not relieve the Borrower of its obligation to reimburse such LC Issuing Bank and the Revolving Lenders with respect to any such LC Disbursement.

     (h) Interim Interest. Unless the Borrower reimburses an LC Disbursement in full on the day it is made, the unpaid amount thereof shall bear interest, for each day from and including the day on which such LC Disbursement is made to but excluding the day on which the Borrower reimburses such LC Disbursement, at the rate per annum then applicable to Base Rate Revolving Loans; provided that, if the Borrower fails to reimburse such LC Disbursement when due pursuant to
Section 2.04(e), then Section 2.11(c) and 2.11(d) shall apply. Interest accrued pursuant to this subsection shall be for the account of the applicable LC Issuing Bank, except that a pro rata share of interest accrued on and after the day that any Revolving Lender reimburses such LC Issuing Bank for a portion of such LC Disbursement pursuant to Section 2.04(e) shall be for the account of such Lender.

     (i) Replacement of LC Issuing Bank. Any LC Issuing Bank may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced LC Issuing Bank and the successor LC Issuing Bank. The Administrative Agent shall notify the Lenders of any such replacement. At the time any such replacement becomes effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced LC Issuing Bank pursuant to Section 2.10(b). On and after the effective date of any such replacement, (i) the successor LC Issuing Bank will have all the rights and obligations of the replaced LC Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term "LC Issuing Bank" will be deemed to refer to such successor or to any previous LC Issuing Bank, or to such successor and all previous LC Issuing Banks, as the context shall require. After an LC Issuing Bank is replaced, it will remain a party hereto and will continue to have all the rights and obligations of an LC Issuing Bank under this Agreement with respect to Letters of Credit issued by it before such replacement, but will not be required to issue additional Letters of Credit.

     (j) Cash Collateralization. If an Event of Default shall occur and be continuing, on the Business Day that the Borrower receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Revolving Lenders with LC Exposures representing at least 51% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this subsection, the Borrower shall deposit in its Cash Collateral Account an amount in cash equal to the LC Exposure as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral will become effective immediately, and such deposit will become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in clause (h) or (i) of Article 7. Any amount so deposited (including any earnings thereon) will be withdrawn from the Borrower's Cash Collateral Account by the Administrative Agent and applied to pay LC Reimbursement Obligations as they become due; provided that (i) if at any time all Events of Default have been cured or waived, such amount (to the extent not theretofore so applied) will be returned to the Borrower upon its request and (ii) if at any time the maturity of the Loans has been accelerated, such amount (to the extent not theretofore so applied or returned) will be applied to pay the Secured Obligations as provided in Section 21 of the Security Agreement.

     Section 2.05. Funding of Revolving Loans. (a) Each Lender making a Revolving Loan hereunder shall wire the principal amount thereof in immediately available funds, by 12:00 noon, New York City time, on the proposed date of such Loan, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent shall make such funds available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower maintained with the Administrative Agent in New York City and designated by the Borrower in the applicable Borrowing Request; provided that Base Rate Revolving Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.04(e) will be remitted by the Administrative Agent to the applicable LC Issuing Bank.

     (b) Unless the Administrative Agent receives notice from a Lender before the proposed date of any Borrowing that such Lender will not make its share of such Borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.05 and may, in reliance on such assumption, make a corresponding amount available to the Borrower. In such event, if a Lender has not in fact made its share of such Borrowing available to the Administrative Agent, such Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the day such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at
(i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to Base Rate Loans. If such Lender pays such amount to the Administrative Agent, such amount shall constitute such Lender's Loan included in such Borrowing.

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

     Section 2.06. Interest Elections. (a) Each Revolving Borrowing initially shall be of the Interest Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a different Interest Type or, in the case of a Eurodollar Borrowing, to continue such Borrowing for one or more additional Interest Periods, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.

     (b) To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent thereof by telephone by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting that a Borrowing of the Interest Type resulting from such election be made on the effective date of such election. Each such telephonic Interest Election shall be irrevocable and shall be confirmed promptly by hand delivery or facsimile to the Administrative Agent of a written Interest Election in a form approved by the Administrative Agent and signed by the Borrower.

     (c) Each telephonic and written Interest Election shall specify the following information in compliance with Section 2.02 and subsection (e) of this
Section:

          (i) the Borrowing to which such Interest Election applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

          (ii) the effective date of the election made pursuant to such Interest Election, which shall be a Business Day;

          (iii) whether the resulting Borrowing is to be a Base Rate Borrowing or a Eurodollar Borrowing; and

          (iv) if the resulting Borrowing is to be a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of "Interest Period".

If an Interest Election requests a Eurodollar Borrowing but does not specify an Interest Period, the Borrower will be deemed to have selected an Interest Period of one month's duration.

     (d) Promptly after it receives an Interest Election, the Administrative Agent shall advise each Lender as to the details thereof and such Lender's portion of each resulting Borrowing.

     (e) If the Borrower fails to deliver a timely Interest Election with respect to a Eurodollar Borrowing before the end of an Interest Period applicable thereto, such Borrowing (unless repaid) will be converted to a Base Rate Borrowing at the end of such Interest Period. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing, (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) each Eurodollar Borrowing (unless repaid) will be converted to a Base Rate Borrowing at the end of the Interest Period applicable thereto on the date of such notice.

     Section 2.07. Termination or Reduction of Commitments. (a) Unless previously terminated, the Revolving Commitments will terminate on the Revolving Maturity Date.

     (b) The Borrower may at any time terminate, or from time to time reduce, the Commitments; provided that (i) the amount of each reduction of the Commitments shall be an integral multiple of $1,000,000 and not less than $2,000,000 and (ii) the Borrower shall not terminate or reduce the Revolving Commitments if, after giving effect thereto and to any concurrent prepayment of Revolving Loans pursuant to Section 2.09, the total Revolving Exposures would exceed the total Revolving Commitments.

     (c) The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments under Section 2.07(b) at least three Business Days before the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly after it receives any such notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section will be irrevocable; provided that any such notice terminating the Revolving Commitments may state that it is conditioned on the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or before the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments will be permanent and will be made ratably among the Lenders in accordance with their respective Commitments.

     Section 2.08. Payment at Maturity; Evidence of Debt. (a) The Borrower unconditionally promises to pay to the Administrative Agent on the Revolving

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

Maturity Date, for the account of each Revolving Lender, the then unpaid principal amount of such Lender's Revolving Loans.

     (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time.

     (c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Interest Type thereof and each Interest Period (if any) applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof.

     (d) The entries made in the accounts maintained pursuant to subsections (b) and (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that any failure by any Lender or the Administrative Agent to maintain such accounts or any error therein shall not affect the Borrower's obligation to repay the Loans in accordance with the terms of this Agreement.

     (e) Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

     Section 2.09. Optional Prepayments. (a) Optional Prepayments. The Borrower will have the right at any time to prepay any Borrowing in whole or in part, subject to the provisions of this Section.

     (b) Allocation of Prepayments. Before any optional prepayment of Borrowings hereunder, the Borrower shall select the Borrowing or Borrowings to be prepaid and shall specify such selection in the notice of such prepayment pursuant to
Section 2.09(e).

     (c) Partial Prepayments. Each partial prepayment of a Borrowing shall be in an amount that would be permitted under Section 2.02(b) for a Borrowing of the same Interest Type. Each partial prepayment of a Borrowing shall be applied ratably to the Loans included in such Borrowing.

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

     (d) Accrued Interest. Each prepayment of a Borrowing shall be accompanied by accrued interest to the extent required by Section 2.11.

     (e) Notice of Prepayments. The Borrower shall notify the Administrative Agent by telephone (confirmed by facsimile) of any prepayment of any Borrowing hereunder (i) in the case of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of prepayment and (ii) in the case of a Base Rate Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date, the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of optional prepayment is given in connection with a conditional notice of termination of the Revolving Commitments as contemplated by Section 2.07(c), then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.07(c). Promptly after it receives any such notice, the Administrative Agent shall advise the Lenders of the contents thereof.

     Section 2.10. Fees. (a) The Borrower shall pay to the Administrative Agent for the account of each Lender a commitment fee, which shall accrue at a rate of
(i) 0.50% per annum if Utilization is greater than or equal to 50% and (ii) 0.75% per annum if Utilization is less than 50%, in each case on the average daily unused amount of the Commitment of such Lender. Such fees shall accrue during the period from the Effective Date to the date on which such Commitment terminates. Accrued commitment fees will be payable in arrears in respect of the Revolving Commitments, on the last day of March, June, September and December of each year and the day when the Revolving Commitments terminate, commencing on the first such day to occur after the date hereof. All commitment fees will be computed on the basis of a year of 360 days and will be payable for the actual number of days elapsed (including the first day but excluding the last day). For purposes of computing commitment fees with respect to Revolving Commitments, a Lender's Revolving Commitment will be deemed to be used to the extent of its outstanding Revolving Loans and LC Exposure.

     (b) The Borrower shall pay (i) to the Administrative Agent for the account of each Revolving Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue for each day, at the Applicable Rate that applies to Eurodollar Revolving Loans, on the amount of such Lender's LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) on such day, during the period from the Effective Date to the later of the date on which such Lender's Revolving Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and (ii) to each LC Issuing Bank a fronting fee, which shall accrue at the rate of 1/4 of 1% per annum on the average daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC

Disbursements) during the period from the Effective Date to the later of the date on which the Revolving Commitments terminate and the date on which there ceases to be any LC Exposure, as well as each LC Issuing Bank's standard fees with respect to issuing, amending, renewing or extending any Letter of Credit or processing drawings thereunder. Participation fees and fronting fees accrued through the last day of March, June, September and December of each year will be payable on the third Business Day following such last day, commencing on the first such date to occur after the Effective Date; provided that all such fees accrued to the date on which the Revolving Commitments terminate will be payable on such date, and any such fees accruing after such date will be payable on demand. Any other fees payable to any LC Issuing Bank pursuant to this subsection will be payable within 10 days after demand. All such participation fees and fronting fees will be computed on the basis of a year of 360 days and will be payable for the actual number of days elapsed (including the first day but excluding the last day).

     (c) The Borrower shall pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon by the Borrower and the Administrative Agent.

     (d) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to any LC Issuing Bank, in the case of fees payable to it) for distribution, in the case of commitment fees and participation fees, to the Lenders entitled thereto. Fees paid shall not be refundable under any circumstances.

     Section 2.11. Interest. (a) The Base Rate Loans shall bear interest for each day at the Alternate Base Rate plus the Applicable Rate.

     (b) The Loans comprising each Eurodollar Borrowing shall bear interest for each Interest Period in effect for such Borrowing at the Adjusted LIBO Rate for such Interest Period plus the Applicable Rate.

     (c) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding subsections of this Section or (ii) in the case of any other amount, 2% plus the rate applicable to Base Rate Revolving Loans.

     (d) Interest accrued on each Revolving Loan shall be payable in arrears on each Interest Payment Date for such Loan and upon termination of the Revolving Commitments; provided that (i) interest accrued pursuant to Section

2.11(c) shall be payable on demand, (ii) upon any repayment of any Loan (except a prepayment of a Base Rate Revolving Loan before the end of the Revolving Availability Period), interest accrued on the principal amount repaid shall be payable on the date of such repayment and (iii) upon any conversion of a Eurodollar Loan before the end of the current Interest Period therefor, interest accrued on such Loan shall be payable on the effective date of such conversion.

     (e) All interest hereunder will be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate will be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case will be payable for the actual number of days elapsed (including the first day but excluding the last day). Each applicable Alternate Base Rate or Adjusted LIBO Rate shall be determined by the Administrative Agent, and its determination thereof will be conclusive absent manifest error.

     Section 2.12. Alternate Rate of Interest. If before the beginning of any Interest Period for a Eurodollar Borrowing:

          (i) the Administrative Agent determines (which determination will be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate for such Interest Period; or

          (ii) Lenders whose Loans to be included in such Borrowing aggregate at least 51% thereof advise the Administrative Agent that the Adjusted LIBO Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining such Loans for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or facsimile (such notice, an "Alternate Interest Rate Notice") as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such Alternate Interest Rate Notice no longer exist, (i) any Interest Election that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing will be ineffective and (ii) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing will be made as a Base Rate Borrowing. The Administrative Agent will promptly notify the Borrower and the Lenders if it determines that the circumstances giving rise to the Alternate Interest Rate Notice no longer exist.

     Section 2.13. Increased Costs. (a) If any Change in Law shall:

          (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or any LC Issuing Bank; or

          (ii) impose on any Lender or any LC Issuing Bank or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make Eurodollar Loans) or to increase the cost to such Lender or such LC Issuing Bank of participating in, issuing or maintaining any Letter of Credit or to reduce any amount received or receivable by such Lender or such LC Issuing Bank hereunder (whether of principal, interest or otherwise), then the Borrower shall pay to such Lender or such LC Issuing Bank, as the case may be, such additional amount or amounts as will compensate it for such additional cost incurred or reduction suffered.

     (b) If any Lender or any LC Issuing Bank determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's or such LC Issuing Bank's capital or on the capital of such Lender's or such LC Issuing Bank's holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such LC Issuing Bank, to a level below that which such Lender or such LC Issuing Bank or such Lender's or such LC Issuing Bank's holding company could have achieved but for such Change in Law (taking into consideration such Lender's or such LC Issuing Bank's policies and the policies of such Lender's or such LC Issuing Bank's holding company with respect to capital adequacy), then from time to time the Borrower shall pay to such Lender or such LC Issuing Bank, as the case may be, such additional amount or amounts as will compensate it or its holding company for any such reduction suffered.

     (c) A certificate of a Lender or an LC Issuing Bank setting forth the amount or amounts necessary to compensate it or its holding company (including reasonably detailed calculations of such amount), as the case may be, as specified in subsection Section 2.13 or (b) of this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender or such LC Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

     (d) Failure or delay by any Lender or any LC Issuing Bank to demand compensation pursuant to this Section will not constitute a waiver of its right to demand such compensation; provided that the Borrower will not be required to compensate a Lender or an LC Issuing Bank pursuant to this Section for any increased cost or reduction incurred more than 270 days before it notifies the Borrower of the Change in Law giving rise to such increased cost or reduction and of its intention to claim compensation therefor. However, if the Change in Law giving rise to such increased cost or reduction is retroactive, then the 270-day period referred to above will be extended to include the period of retroactive effect thereof.

     Section 2.14. Break Funding Payments. If (a) any principal of any Eurodollar Loan is repaid on a day other than the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) any Eurodollar Loan is converted on a day other than the last day of an Interest Period applicable thereto, (c) the Borrower fails to borrow, convert, continue or prepay any Revolving Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.09(e) and is revoked in accordance therewith), or (d) any Eurodollar Loan is assigned on a day other than the last day of an Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.17, then the Borrower shall compensate each Lender for its loss, cost and expense attributable to such event. In the case of a Eurodollar Loan, such loss, cost and expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest that would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the end of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have begun on the date of such failure), over
(ii) the amount of interest that would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the beginning of such period, for dollar deposits of a comparable amount and period from other banks in the eurodollar market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

     Section 2.15. Taxes. (a) All payments by the Borrower under the Loan Documents shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that, if the Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then
(i) the sum payable will be increased as necessary so that, after all required deductions (including deductions applicable to additional sums payable under this Section) are made, each relevant Lender Party receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

     (b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

     (c) The Borrower shall indemnify each Lender Party, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by such Lender Party with respect to any payment by or obligation of the Borrower under the Loan Documents (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of any such payment (including reasonably detailed calculations of such amount) delivered to the Borrower by a Lender Party on its own behalf, or by the Administrative Agent on behalf of a Lender Party, shall be conclusive absent manifest error.

     (d) As soon as practicable after the Borrower pays any Indemnified Taxes or Other Taxes to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

     (e) Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the laws of the United States, or any treaty to which the United States is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrower as will permit such payments to be made without withholding or at a reduced rate, provided that such Foreign Lender has received written notice from the Borrower advising it of the availability of such exemption or reduction and supplying all applicable documentation. If any such Foreign Lender becomes subject to any Tax because it fails to comply with this subsection as and when prescribed by applicable law, the Borrower shall take such steps as such Foreign Lender shall reasonably request to assist such Foreign Lender to recover such Tax.

     (f) If any Lender Party shall become aware that it is entitled to claim a refund in respect of any Indemnified Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid increased amounts hereunder, it shall promptly notify the Borrower of such refund. Within 30 days after receipt of a request by the Borrower, a Lender Party shall, at the Borrower's expense, make a claim to a Governmental Authority for a refund if, in the judgment of such Lender Party, the making of such claim will not (i) be disadvantageous to it or (ii) require the disclosure of information the Lender Party deems to be confidential. The Lender Party will not be required to institute any other administrative or judicial proceedings to obtain any such refund. If the Lender Party receives a refund specifically related to Indemnified Taxes or Other Taxes as to which it has been indemnified by the Borrower, or with respect to which the Borrower has paid increased amounts hereunder, it shall within 30 days after receipt of such refund pay over the amount of such refund to the Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of such Lender Party related to claiming such refund. The Borrower shall, upon the request of such Lender Party repay the amount paid over to the Borrower (plus penalties, interest or other charges due to the appropriate Governmental Authority in connection therewith) to such Lender Party in the event such Lender Party is required to repay such refund to such Governmental Authority.

     Section 2.16. Payments Generally; Pro Rata Treatment; Sharing of Set-Offs.
(a) The Borrower shall make each payment required to be made by it under the Loan Documents (whether of principal, interest or fees, or reimbursement of LC Disbursements, or amounts payable under Section 2.13, 2.14 or 2.15 or otherwise) before the time expressly required under the relevant Loan Document for such payment (or, if no such time is expressly required, before 12:00 noon, New York City time), on the date when due, in immediately available funds, without set-off or counterclaim. Any amount received after such time on any day may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices specified in Section 9.01(a)(ii) (or at such other offices as may be designated by the Administrative Agent from time to time by written notice to the Borrower), except payments to be made directly to an LC Issuing Bank as expressly provided herein and except that payments pursuant to Sections 2.13, 2.14, 2.15 and 9.03 shall be made directly to the Persons entitled thereto and payments pursuant to other Loan Documents shall be made to the Persons specified therein. The Administrative Agent shall distribute any such payment received by it for the account of any other Person to the appropriate recipient promptly after receipt thereof. If any payment under any Loan Document shall be due on a day that is not a Business Day, the date for payment will be extended to the next succeeding Business Day and, if such payment accrues interest, interest thereon will be payable for the period of such extension. All payments under each Loan Document shall be made in dollars.

     (b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied
(i) first, to pay interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, to pay principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

     (c) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or any of its participations in LC Disbursements resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and participations in LC Disbursements and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans and participations in LC Disbursements of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and participations in LC Disbursements; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this subsection shall not apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this subsection shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

     (d) Unless, before the date on which any payment is due to the Administrative Agent for the account of one or more Lender Parties hereunder, the Administrative Agent receives from the Borrower notice that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance on such assumption, distribute to each relevant Lender Party the amount due to it. In such event, if the Borrower has not in fact made such payment, each Lender Party severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender Party with interest thereon, for each day from and including the day such amount is distributed to it to but excluding the day it repays the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

     (e) If any Lender fails to make any payment required to be made by it pursuant to Section 2.04(d), 2.04(e), 2.05(b), 2.16(d) or 9.03(c), the
Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender's obligations under such Sections until all such unsatisfied obligations are fully paid.

     Section 2.17. Lender's Obligation to Mitigate; Replacement of Lenders. (a) If any Lender requests compensation under Section 2.13, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.15, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.13 or 2.15, as the case may be, in the future, (ii) would not subject such Lender to any unreimbursed cost or expense and (iii) would not otherwise be disadvantageous to such Lender. The Borrower shall pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

     (b) If any Lender requests compensation under Section 2.13, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.15, or if any Lender defaults in its obligation to fund Loans hereunder, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent (and, if a Revolving Commitment is being assigned, each LC Issuing Bank, which consents shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.13 or payments required to be made pursuant to Section 2.15, such assignment will result in a material reduction in such compensation or payments. A Lender shall not be required to make any such assignment if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment cease to apply.

                                    ARTICLE 3
                         Representations and Warranties

     The Borrower represents and warrants to the Lender Parties that:

     Section 3.01. Organization; Powers. Each Borrower Group Company is duly organized, validly existing and to the extent applicable in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where failures to do so, in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

     Section 3.02. Authorization; Enforceability. (a) The Financing
Transactions to be entered into by each Borrower Group Company are within its corporate powers and have been duly authorized by all necessary corporate and, if required, stockholder action. This Agreement has been duly executed and delivered by the Borrower and constitutes, and each other Loan Document to which any Credit Party is to be a party, when executed and delivered by such Credit Party, will constitute, a legal, valid and binding obligation of the Borrower or such Credit Party, as the case may be, in each case enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

     (b) The Security Documents create valid security interests in, and first mortgage Liens on, the Collateral purported to be covered thereby, which security interests and mortgage Liens are and will remain perfected security interests and mortgage Liens, prior to all other Liens (other than Liens not securing Debt which rank senior to such security interests and mortgage Liens by operation of law and other Permitted Liens and Permitted Encumbrances (as such term is defined in the applicable Mortgage)). Each of the representations and warranties made by each

Subsidiary Guarantor in the Security Documents is true and correct in all material respects.

     Section 3.03. Governmental Approvals; No Conflicts. The Financing Transactions (a) do not require any consent or approval of, registration or filing with, or other action by, any Governmental Authority, except (i) such as have been obtained or made and are in full force and effect and (ii) filings necessary to perfect the Transaction Liens and (iii) filing with the Securities and Exchange Commission in accordance with the applicable Subordinated Debt Documents, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of any Borrower Group Company or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon any Borrower Group Company or any of its properties, or give rise to a right thereunder to require any Borrower Group Company to make any payment and (d) will not result in the creation or imposition of any Lien (other than the Transaction Liens) on any property of any Borrower Group Company.

     Section 3.04. Financial Statements; No Material Adverse Change. (a) The Borrower has heretofore furnished to the Lenders (i) its consolidated balance sheets as of September 30, 2001 and September 30, 2002 and the related consolidated statements of income, stockholders' equity and cash flows for the Fiscal Years then ended, reported on by Ernst & Young LLP, independent public accountants, and (ii) its unaudited consolidated balance sheets as of December 31, 2002 and March 31, 2003 and the related unaudited consolidated statements of income, stockholders' equity and cash flows for the Fiscal Quarters then ended and for the portions of the Fiscal Year then ended, all certified by its chief financial officer. Such financial statements present fairly, in all material respects, the financial position of the Borrower and its consolidated Subsidiaries as of such dates and their results of operations and cash flows for such periods in accordance with GAAP, subject to normal year-end adjustments and the absence of footnotes in the case of the statements referred to in clause
(ii) above.

     (b) After giving effect to the Financing Transactions, none of the Borrower Group Companies has, as of the Effective Date, any material contingent liabilities, unusual long-term commitments or unrealized losses, except as disclosed in the financial statements referred to above or the notes thereto or in the Offering Memorandum and except for the Disclosed Matters.

     (c) Since September 30, 2002, there has been no material adverse change in the business, assets, operations, prospects or condition, financial or otherwise, of the Borrower Group Companies, taken as a whole.

     Section 3.05. Properties. (a) Each Borrower Group Company has good title to, or valid leasehold interests in, all real and personal property material to its business (including all its Mortgaged Properties), except for minor defects in title that do not materially interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes and except as may be disclosed in the title reports previously delivered to the Administrative Agent.

     (b) Each Borrower Group Company owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by the Borrower Group Companies does not infringe upon the rights of any other Person, except for infringements that, in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

     (c) Schedule 3.05 sets forth the correct address and a brief description of each real property that is owned or leased by each of the Borrower Group Companies as of the Effective Date.

     (d) As of the Effective Date, no Credit Party has received notice of, or has knowledge of, any pending or contemplated condemnation proceeding affecting any Mortgaged Property or any sale or disposition thereof in lieu of condemnation. Neither any Mortgaged Property nor any interest therein is subject to any right of first refusal, option or other contractual right to purchase such Mortgaged Property or interest therein.

     Section 3.06. Litigation and Environmental Matters. (a) Except for the Disclosed Matters, there are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrower, threatened against or affecting any Borrower Group Company (i) as to which there is a reasonable possibility of adverse determinations that, in the aggregate, could reasonably be expected to result in a Material Adverse Effect or (ii) that involve the legality, validity or enforceability of any of the Loan Documents or the Financing Transactions.

     (b) Except for the Disclosed Matters and except for other matters that, in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, no Borrower Group Company (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) is subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

     (c) Since the date of this Agreement, there has been no change in the status of the Disclosed Matters that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.

     Section 3.07. Compliance with Laws and Agreements. Each Borrower Group Company is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding on it or its property, except where failures to do so, in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.

     Section 3.08. Investment and Holding Company Status. No Borrower Group Company is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" or "subsidiary company" of a holding company as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

     Section 3.09. Taxes. Each Borrower Group Company has timely filed or caused to be filed all Tax returns and reports required to have been filed by it and has paid or caused to be paid all Taxes required to have been paid by it, except (a) any Taxes that are being contested in good faith by appropriate proceedings and for which the relevant Borrower Group Company has set aside on its books adequate reserves or (b) to the extent that failures to do so, in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

     Section 3.10. ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. Based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87, with respect to all underfunded Plans in the aggregate, the present value of all the accumulated benefit obligations thereunder did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $25,000,000 the fair market value of all the assets thereof.

     Section 3.11. Disclosure. The Borrower has disclosed to the Lenders all agreements, instruments and corporate or other restrictions to which any Borrower Group Company is subject, and all other matters known to any of them, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. Neither the Offering Memorandum nor any of the other reports, financial statements, certificates or other information furnished by or on behalf of any Credit Party to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or any other Loan Document or delivered hereunder or thereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based on assumptions believed to be reasonable at the time.

     Section 3.12. Subsidiaries. Schedule 3.12 sets forth the name of, and the ownership interest of the Borrower in, each of its Subsidiaries and identifies each Subsidiary that is a Subsidiary Guarantor, in each case as of the Effective Date. The Borrower has no Domestic Subsidiaries other than the Subsidiary Guarantors. All the Borrower's Subsidiaries are, and will at all times be, fully consolidated in its consolidated financial statements. No Borrower Group Company is engaged in any joint venture or partnership with another Person.

     Section 3.13. Insurance. Schedule 3.13 sets forth a description of all insurance maintained by or on behalf of the Borrower and its Subsidiaries as of the Effective Date. As of the Effective Date, all premiums in respect of such insurance have been paid. The Borrower believes that the insurance maintained by or on behalf of the Borrower and its Subsidiaries is adequate.

     Section 3.14. Labor Matters. As of the Effective Date, there are no strikes, lockouts or slowdowns against any Borrower Group Company pending or, to the knowledge of the Borrower, threatened. The hours worked by and payments made to employees of the Borrower Group Companies have not violated the Fair Labor Standards Act or any other applicable Federal, state, local or foreign law dealing with such matters, except where a violation could not reasonably be expected to result in a Material Adverse Effect. All payments due from any Borrower Group Company, or for which any claim may be made against any Borrower Group Company, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of such Borrower Group Company.

     Section 3.15. Solvency. Immediately after the Financing Transactions to occur on or before the Effective Date are consummated and after giving effect to the application of the proceeds of any Loan made on the Effective Date, (a) the fair value of the assets of each Credit Party, at a fair valuation, will exceed its debts and liabilities, subordinated, contingent or otherwise; (b) the present fair saleable value of the property of each Credit Party will exceed the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) each Credit Party will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) no Credit Party will have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and proposed to be conducted after the Effective Date.

     Section 3.16. Senior Debt. The Secured Obligations constitute "Senior
Debt" and "Designated Senior Debt" under and as defined in the Subordinated Debt Documents.

                                    ARTICLE 4
                                   Conditions

     Section 4.01. Effective Date. The obligations of the Lenders to make Loans and of each LC Issuing Bank to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02):

     (a) The Administrative Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include facsimile transmission of a signed signature page) that such party has signed a counterpart of this Agreement.

     (b) The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of Dechert LLP, counsel for the Borrower, substantially in the form of Exhibit B, and covering such other matters relating to the Credit Parties, the Loan Documents or the Financing Transactions as the Required Lenders shall reasonably request. The Borrower requests such counsel to deliver such opinion.

     (c) The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of each Credit Party, the authorization of the Financing Transactions and any other legal matters relating to the Credit Parties, the Loan Documents or the Financing Transactions, all in form and substance satisfactory to the Administrative Agent and its counsel.

     (d) The Administrative Agent shall have received a certificate, dated the Effective Date and signed by the President, a Vice President or a Financial Officer of the Borrower, confirming compliance with the conditions set forth in clauses (a) and (b) of Section 4.02.

     (e) The Credit Parties shall have paid all fees and other amounts due and payable to the Lender Parties on or before the Effective Date, including, to the extent invoiced, all out-of-pocket expenses (including fees, charges and disbursements of counsel) required to be reimbursed or paid by any Credit Party under the Loan Documents.

     (f) The Collateral and Guarantee Requirement shall have been satisfied (excluding paragraph (d) thereof, which by its terms must be satisfied within 60 days after the Effective Date) and the Administrative Agent shall have received a completed Perfection Certificate dated the Effective Date and signed by a Financial Officer or other executive officer of the Borrower, together with all attachments contemplated thereby, including the results of a search of the Uniform Commercial Code (or equivalent) filings made with respect to the Credit Parties in the jurisdictions contemplated by the Perfection Certificate and copies of the financing statements (or similar documents) disclosed by such search and evidence reasonably satisfactory to the Administrative Agent that the Liens indicated by such financing statements (or similar documents) are permitted by Section 6.02 or have been released.

     (g) The Administrative Agent shall have received evidence that all insurance required by Section 5.08 is in effect.

     (h) The Borrower shall have received gross cash proceeds (before underwriting discounts and expenses) of at least $175,000,000 from the issuance of the Subordinated Debt (including the gross cash proceeds received in connection with the issuance of the Existing Subordinated CBO Debt subject to the Exchange). The terms and conditions of the Subordinated Debt and the provisions of the Subordinated Debt Documents shall require no payments of principal prior to the first anniversary of the Revolving Maturity Date and shall be satisfactory to the Lenders (including, without limitation, with respect to interest rate and terms of subordination). The Administrative Agent shall have received copies of the Subordinated Debt Documents, certified by a Financial Officer as complete and correct.

     (i) All consents and approvals required to be obtained, or in the discretion of the Administrative Agent advisable to obtain, from any Governmental Authority or other Person in connection with the Financing Transactions or the continuing operations of the Borrow Group Companies shall have been obtained, and all applicable waiting periods and appeal periods shall have expired, in each case without the imposition of any burdensome condition.

     (j) The Lenders shall have received from the Borrower satisfactory copies of (i) its consolidated balance sheets as of September 30, 2001 and September 30, 2002 and the related consolidated statements of income, stockholders' equity and cash flows for the Fiscal Years then ended, reported on by Ernst & Young LLP, independent public accountants, and (ii) its unaudited consolidated balance sheets as of December 31, 2002 and March 31, 2003 and the related unaudited consolidated statements of income, stockholders' equity and cash flows for the Fiscal Quarters then ended and for the portions of the Fiscal Year then ended.

     (k) The Administrative Agent shall have received evidence, in form and substance satisfactory to it in its sole discretion that (i) the commitments under the Existing Credit Facilities have been terminated, and all amounts outstanding thereunder (including, without limitation, all fees accrued but unpaid thereunder to the Effective Date, whether or not then payable under the terms thereof) have been repaid in full (which termination and repayment may be contemporaneous with the satisfaction of the conditions under this Section and the application of proceeds of any Borrowings to occur on the Effective Date);
(ii) all commitments under the Existing Subordinated Debt have been terminated, and all amounts outstanding thereunder have been repaid in full (which termination and repayment may be contemporaneous with the satisfaction of the conditions under this Section and the application of proceeds of any Borrowings to occur on the Effective Date); and (iii) all guarantees of and all collateral securing amounts outstanding under the Existing Credit Facilities and/or the Existing Subordinated Debt have been released (which release may be contemporaneous with the satisfaction of the conditions under this Section and the application of proceeds of any Borrowings to occur on the Effective Date).

     (l) The Exchange shall have been consummated.

     (m) The Borrower's senior secured long term debt shall have been rated BB-or better by S&P and Ba3 or better by Moody's, in each case with a "stable outlook".

Promptly after the Effective Date occurs, the Administrative Agent shall notify the Borrower and the Lenders thereof, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Loans and of each LC Issuing Bank to issue Letters of Credit shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 9.02) before 5:00 p.m., New York City time, on May 15, 2003 (and, if any such condition is not so satisfied or waived, the Commitments shall terminate at such time).

     Section 4.02. Each Extension of Credit. The obligation of each Lender to make a Loan on the occasion of any Borrowing and the obligation of any LC Issuing Bank to issue, amend, renew or extend any Letter of Credit, are each subject to receipt of the Borrower's request therefor in accordance herewith and to the satisfaction of the following conditions:

     (a) The representations and warranties of each Credit Party set forth in the Loan Documents shall be true in all material respects on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable.

     (b) Immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing.

Each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in clauses (a) and (b) of this Section.

                                    ARTICLE 5
                              Affirmative Covenants

     Until all the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full and all Letters of Credit have expired or been cancelled and all LC Disbursements have been reimbursed, the Borrower covenants and agrees with the Lenders that:

     Section 5.01. Financial Statements and Other Information. The Borrower will furnish to the Administrative Agent and each Lender:

     (a) within 90 days after the end of each Fiscal Year, its audited consolidated balance sheet as of the end of such Fiscal Year and the related statements of operations, stockholders' equity and cash flows for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year, all such consolidated balance sheets and related statements reported on by Ernst & Young LLP or other independent public accountants of recognized national standing (without a "going concern" or like qualification or exception and without any qualification or exception as to the scope of such audit) as presenting fairly in all material respects the financial position, results of operations and cash flows of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP;

     (b) within 45 days after the end of each of the first three Fiscal Quarters of each Fiscal Year, its consolidated balance sheet as of the end of such Fiscal Quarter and the related statements of operations, stockholders' equity and cash flows for such Fiscal Quarter and for the then elapsed portion of such Fiscal Year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous Fiscal Year, all certified by a Financial Officer as presenting fairly in all material respects the financial position, results of operations and cash flows of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP, subject to normal year-end adjustments and the absence of footnotes;

     (c) concurrently with each delivery of financial statements under clause
(a) or (b) above, a certificate of a Financial Officer (i) certifying as to whether a Default has occurred and, if a Default has occurred and is continuing, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Sections 6.13, 6.14 and 6.15 and (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of the Borrower's audited financial statements referred to in Section 3.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

     (d) concurrently with each delivery of financial statements under clause
(a) above, a certificate of the accounting firm that reported on such financial statements stating whether during the course of their examination of such financial statements they obtained knowledge of any Default (which certificate may be limited to the extent required by accounting rules or guidelines);

     (e) within 90 days after the end of each Fiscal Year, a detailed consolidated budget for such Fiscal Year presented on a monthly basis (including a projected consolidated balance sheet and related statements of projected operations and cash flows as of the end of and for such Fiscal Year and setting forth the assumptions used in preparing such budget) and, promptly when available, any significant revisions of such budget;

     (f) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by any Borrower Group Company with the SEC, or any Governmental Authority succeeding to any or all of the functions of the SEC, or with any national securities exchange, as the case may be; and

     (g) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of any Borrower Group Company, or compliance with the terms of any Loan Document, as the Administrative Agent or any Lender may reasonably request.

     Section 5.02. Notice of Material Events. The Borrower will furnish to the Administrative Agent and each Lender prompt written notice of the following:

     (a) the occurrence of any Default;

     (b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting any Borrower Group Company or any Affiliate thereof that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

     (c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liabilities of the Borrower Group Companies in an aggregate amount exceeding $5,000,000; and

     (d) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

     Section 5.03. Information Regarding Collateral. (a) The Borrower will furnish to the Administrative Agent prompt written notice of any change in (i) any Credit Party's corporate name or any trade name used to identify it in the conduct of its business or any Credit Party's chief executive office, its principal place of business, or any office or facility at which Collateral owned by it is located (including the establishment of any such new office or facility), (ii) any Credit Party's identity or corporate structure or (iii) any Credit Party's Federal Taxpayer Identification Number. The Borrower will not effect or permit any change referred to in the preceding sentence unless all filings have been made under the Uniform Commercial Code and all other actions have been taken that are required so that such change will not at any time adversely affect the validity, perfection or priority of any Transaction Lien on any of the Collateral. The Borrower will also promptly notify the Administrative Agent if any material portion of the Collateral is damaged or destroyed.

     (b) Each year, at the time annual financial statements with respect to the preceding Fiscal Year are delivered pursuant to Section 5.01(a), the Borrower will deliver to the Administrative Agent a certificate of a Financial Officer
(i) setting forth the information required pursuant to Section A of the Perfection Certificate or confirming that there has been no change in such information since the date of the Perfection Certificate delivered on the Effective Date or the date of the most recent certificate delivered pursuant to this subsection and (ii) certifying that all Uniform Commercial Code financing statements (including fixture filings, as applicable) or other appropriate filings, recordings or registrations, including all refilings, rerecordings and reregistrations, containing a description of the Collateral have been filed of record in each appropriate office in each jurisdiction identified pursuant to clause (b) above to the extent necessary to protect and perfect the Transaction Liens for a period of at least 18 months after the date of such certificate (except as noted therein with respect to any continuation statements to be filed within such period).

     Section 5.04. Real Estate Collateral. Within 60 days after the Effective Date, the Borrower will:

          (a) deliver to the Administrative Agent (i) counterparts of a Mortgage with respect to each Mortgaged Property duly executed and delivered by the record owner of such Mortgaged Property, (ii) a policy or policies of title insurance issued by a nationally recognized title insurance company insuring the Lien of each such Mortgage as a valid first Lien on the Mortgaged Property described therein, free of any other Liens except as expressly permitted by Section 6.02, together with such endorsements, coinsurance and reinsurance as the Administrative Agent or the Required Lenders may reasonably request and (iii) such surveys, abstracts, appraisals and other documents as the Administrative Agent or the Required Lenders may reasonably request with respect to any such Mortgage or Mortgaged Property; and

          (b) deliver a favorable opinion of local counsel in each jurisdiction where a Mortgaged Property is located, in form and substance satisfactory to the Administrative Agent, and covering such matters relating to the Credit Parties, the Loan Documents or the Financing Transactions as the Required Lenders shall reasonably request.

     Section 5.05. Existence; Conduct of Business. Each Borrower Group Company will do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges, franchises, patents, copyrights, trademarks and trade names material to the conduct of its business; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.03.

     Section 5.06. Payment of Obligations. Each Borrower Group Company will pay its Debt and other obligations, including Tax liabilities, before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the relevant Borrower Group Company has set aside on its books adequate reserves with respect thereto in accordance with GAAP, (c) such contest effectively suspends collection of the contested obligation and the enforcement of any Lien securing such obligation and (d) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

     Section 5.07. Maintenance of Properties. Each Borrower Group Company will maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted.

     Section 5.08. Insurance. (a) The Borrower Group Companies will maintain with financially sound and reputable insurance companies selected by the Borrower that customarily write insurance for the risks covered thereby in the amounts contemplated thereby:

          (i) fire and extended coverage insurance, on a replacement cost basis, with respect to all personal property and improvements to real property, in such amounts as are customarily maintained by companies in the same or similar business operating in the same or similar locations;

          (ii) commercial general liability insurance against claims for bodily injury, death or property damage occurring upon, about or in connection with the use of any properties owned, occupied or controlled by it, providing coverage on an occurrence basis with a combined single limit of at least $25,000,000 and including the broad form CGL endorsement;

          (iii) business interruption insurance, insuring against loss of gross earnings for a period of at least 12 months arising from any risks or occurrences required to be covered by insurance pursuant to clause (i) above; and

          (iv) such other insurance as may be required by law or as is reasonably carried by companies of established repute engaged in the same or similar business, owning similar properties, and located in the same general areas as the Borrower Group Companies.

Deductibles or self-insured retention shall not exceed $2,500,000 for fire and extended coverage policies, $2,000,000 for commercial general liability policies or seven days for business interruption policies.

     (b) Fire and extended coverage policies (and any policies required to be maintained pursuant to subsection (c) of this Section) maintained with respect to any Collateral shall be endorsed or otherwise amended to include (i) a non-contributing mortgagee clause (regarding improvements to real property) and lenders' loss payable clause (regarding personal property), in each case in favor of the Administrative Agent and providing for losses thereunder to be payable to the Administrative Agent or its designee as sole loss payee, (ii) a provision to the effect that neither the Borrower, the Administrative Agent nor any other party shall be a coinsurer and (iii) such other provisions as the Administrative Agent may reasonably require from time to time to protect the interests of the Secured Parties. Commercial general liability policies shall be endorsed to name the Administrative Agent as an additional insured. Business interruption policies shall name the Administrative Agent as sole loss payee. Each such policy referred to in this subsection also shall provide that it shall not be canceled, modified in any material respect (or in any respect whatsoever which could reasonably be expected to be adverse to the Administrative Agent or the Lenders)

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or not renewed (i) by reason of nonpayment of premium except upon at least 10 days' prior written notice thereof by the insurer to the Administrative Agent (giving the Administrative Agent the right to cure defaults in the payment of premiums) or (ii) for any other reason except upon at least 30 days' prior written notice thereof by the insurer to the Administrative Agent. The Borrower shall deliver to the Administrative Agent, prior to the cancellation, modification or nonrenewal of any such policy of insurance, a copy of a renewal or replacement policy (or other evidence of renewal of a policy previously delivered to the Administrative Agent) together with evidence satisfactory to the Administrative Agent of payment of the premium therefor.

     (c) If at any time the area in which any Mortgaged Property is located is designated a "flood hazard area" in any Flood Insurance Rate Map published by the Federal Emergency Management Agency (or any successor agency), the Borrower shall obtain flood insurance in such total amount as the Administrative Agent or the Required Lenders may from time to time require, and otherwise comply with the National Flood Insurance Program as set forth in the Flood Disaster Protection Act of 1973, as amended from time to time. If at any time the area in which any Mortgaged Property is located is designated a "Zone 1" area, the Borrower shall obtain earthquake insurance in such total amount as the Administrative Agent or the Required Lenders may from time to time require.

     (d) Any proceeds in excess of $2,000,000 from any insurance policy which are payable to the insured in respect of any claim, or any condemnation award or other compensation in respect of a condemnation (or any transfer or disposition of property in lieu of condemnation) for which the Borrower or any of its Subsidiaries receives a condemnation award or other compensation in excess of $2,000,000, shall be paid to the Administrative Agent to be held, applied or released for application in accordance with Section 15 of the Security Agreement and each insurance policy shall provide that all insurance proceeds in excess of $2,000,000 per claim which are payable to the insured shall be adjusted with and payable to the Administrative Agent; provided that so long as no Event of Default has occurred and is continuing, no claim shall be adjusted or settled without the consent of the Borrower or the applicable Subsidiary. The Borrower hereby appoints the Administrative Agent as its attorney-in-fact to make proof of loss, claim for insurance and adjustments with insurers, and to execute or endorse all documents, checks or drafts in connection with payments under insurance policies.

     Section 5.09. Casualty and Condemnation. The Borrower will furnish to the Administrative Agent and the Lenders prompt written notice of any casualty or other insured damage to any material portion of the Collateral or the commencement of any action or proceeding for the taking of any Collateral or any part thereof or interest therein under power of eminent domain or by condemnation or similar proceeding.

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     Section 5.10. Proper Records; Rights to Inspect. Each Borrower Group
Company will keep proper books of record and account in which complete and correct entries are made of all transactions relating to its business and activities. Each Borrower Group Company will permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested.

     Section 5.11. Compliance with Laws. Each Borrower Group Company will comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where failures to do so, in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

     Section 5.12. Use of Proceeds and Letters of Credit. The proceeds of the Subordinated Debt will be used only to (a) prepay loans outstanding under the Existing Credit Facilities, (b) pay fees and expenses payable in connection with the Financing Transactions, (c) repay Debt owing under the Existing Subordinated Debt and (d) settle existing Hedging Agreements. The proceeds of the Revolving Loans will be used (i) for the purposes described in (a), (b), (c) and (d) above, (ii) for general corporate purposes of the Borrower and its Subsidiaries in the ordinary course of business, (iii) to finance any Business Acquisition permitted by Section 6.04(g) and (iv) to make any Restricted Payment permitted by Section 6.08(a)(iv). No part of the proceeds of any Loan will be used, directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Federal Reserve Board, including Regulations G, U and X. Letters of Credit will be requested and used only to support obligations incurred in the ordinary course of business.

     Section 5.13. Additional Subsidiaries. If any additional Subsidiary is formed or acquired after the Effective Date, the Borrower will, within three Business Days after such Subsidiary is formed or acquired, notify the Administrative Agent and the Lenders thereof and cause any Equity Interest in or Debt of such Subsidiary owned by or on behalf of any Credit Party to be added to the Collateral. If such Subsidiary is or subsequently becomes a wholly owned Domestic Subsidiary and is not prohibited by applicable law or regulation from guaranteeing the Borrower's obligations hereunder, the Borrower shall promptly cause the Collateral and Guarantee Requirement to be satisfied with respect to such Subsidiary, whereupon such Subsidiary will become a "Subsidiary Guarantor" and "Lien Grantor" for purposes of the Loan Documents.

     Section 5.14. Further Assurances. (a) Each Borrower Group Company will execute and deliver any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing

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and recording of financing statements, fixture filings, mortgages, deeds of trust and other documents), that may be required under any applicable law, or that the Administrative Agent or the Required Lenders may reasonably request, to cause the Collateral and Guarantee Requirement to be and remain satisfied, all at the Borrower's expense. The Borrower will provide to the Administrative Agent, from time to time upon request, evidence reasonably satisfactory to the Administrative Agent as to the perfection and priority of the Transaction Liens created or intended to be created by the Security Documents.

     (b) If any material assets (including any real property (other than one or more parcels of real property having an aggregate fair market value less than $1,000,000) or improvements thereto or any interest therein) are acquired by the Borrower or any Subsidiary Guarantor after the Effective Date (other than assets constituting Collateral that become subject to Transaction Liens upon acquisition thereof), the Borrower will notify the Administrative Agent and the Lenders thereof, and, if requested by the Administrative Agent or the Required Lenders, will cause such assets to be subjected to a Transaction Lien securing the Secured Obligations and will take, or cause the relevant Subsidiary Guarantor to take, such actions as shall be necessary or reasonably requested by the Administrative Agent to grant and perfect or record such Transaction Lien, including actions described in Section 5.14(a), all at the Borrower's expense.

     (c) Within 60 days after the Effective Date, the Borrower will deliver a Phase I environmental report, in a form satisfactory to the Administrative Agent and the Required Lenders, prepared by an environmental consultant selected by the Borrower and reasonably acceptable to the Administrative Agent and the Required Lenders with respect to any Environmental Liabilities that could reasonably be expected to result in a Material Adverse Effect that may be attributable to such properties or operations of the Borrower Group Companies as have been specified by the Administrative Agent for review.

     Section 5.15. Landlord And Warehouseman Waivers. The Borrower shall use its commercially reasonable efforts to deliver to the Administrative Agent waivers or subordinations of contractual and statutory landlord's, landlord's mortgagee's and warehouseman's Liens in form and substance reasonably satisfactory to the Administrative Agent under each existing lease, warehouse agreement or similar agreement to which the Borrower or any Subsidiary is a party; provided that such waivers or subordinations will in any event be incorporated when the existing lease, warehouse agreement or similar agreement is amended, renewed or extended and the Borrower will obtain waivers of both contractual and statutory landlord's, landlord's mortgagee's and warehouseman's Liens in form and substance reasonably satisfactory to the Administrative Agent in connection with each new lease, warehouse agreement or similar agreement entered into by the Borrower or any Subsidiary.

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                                    ARTICLE 6
                               Negative Covenants

     Until all the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full and all Letters of Credit have expired or been cancelled and all LC Disbursements have been reimbursed, the Borrower covenants and agrees with the Lenders that:

     Section 6.01. Debt; Certain Equity Securities. (a) Neither the Borrower nor any Subsidiary will create, incur, assume or permit to exist any Debt, except:

          (i) Debt created under the Loan Documents;

          (ii) the Subordinated Debt;

          (iii) Debt existing on the date hereof and listed in Schedule 6.01 and extensions, renewals and replacements of any such Debt that do not increase the outstanding principal amount thereof or result in an earlier maturity date or decreased weighted average life thereof;

          (iv) Debt of the Borrower to any Subsidiary and Debt of any Subsidiary to the Borrower or any other Subsidiary; provided that Debt of any Subsidiary that is not a Credit Party to the Borrower or any Subsidiary Guarantor shall be subject to Section 6.04;

          (v) Guarantees by the Borrower of Debt of any Subsidiary and Guarantees by any Subsidiary of Debt of the Borrower or any other Subsidiary; provided that Guarantees by the Borrower or any Subsidiary Guarantor of Debt of any Subsidiary that is not a Credit Party shall be subject to Section 6.04;

          (vi) Debt of the Borrower or any Subsidiary incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Capital Lease Obligations and any Debt assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets before the acquisition thereof, and extensions, renewals and replacements of any such Debt that do not increase the outstanding principal amount thereof or result in an earlier maturity date or decreased weighted average life thereof; provided that (A) such Debt is incurred before or within 90 days after such acquisition or the completion of such construction or improvement and (B) the aggregate principal amount of Debt permitted by this clause shall not exceed $6,000,000 at any time outstanding;

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          (vii) Debt of any Person that becomes a Subsidiary after the date hereof; provided that (A) such Debt exists at the time such Person becomes a Subsidiary and is not created in contemplation of or in connection with such Person becoming a Subsidiary and (B) the aggregate principal amount of Debt permitted by this clause shall not exceed $6,000,000 at any time outstanding;

          (viii) Debt of the Borrower or any Subsidiary arising in connection with a Permitted Receivables Transaction;

          (ix) unsecured Debt of the Borrower issued to a seller in connection with, and as consideration in lieu of cash for, a Business Acquisition otherwise permitted under this Agreement; provided that such Debt (i) requires no payment of principal prior to, and has a maturity no earlier than, the first anniversary of the Revolving Maturity Date and (ii) is expressly subordinated in right of payment (at maturity, upon acceleration or otherwise) by the instrument creating such Debt to the obligations of the Credit Parties under the Loan Documents on terms and conditions no less favorable to the Lenders than those set forth in Exhibit D;

          (x) Additional Subordinated Debt;

          (xi) Debt under Hedging Agreements; provided that such Hedging Agreements are related to business transactions of the Borrower or one or more Subsidiaries entered into in the ordinary course of business and that such Hedging Agreements are entered into for bona fide hedging purposes of the Borrower or any Subsidiary and not for purposes of speculation;

          (xii) Debt represented by letters of credit and guarantees for the account of the Borrower or any Subsidiary, as the case may be, in order to provide security for workers' compensation claims, payment obligations in connection with self-insurance or similar requirements in the ordinary course of business, and other Debt with respect to workers' compensation claims, self-insurance obligations, performance, surety and similar bonds and completion guarantees provided by the Borrower of any Subsidiary in the ordinary course of business;

          (xiii) Debt in respect of trade and standby letters of credit, performance bonds, bankers' acceptances and surety or appeal bonds issued for the account of the Borrower or any Subsidiary in the ordinary course of its business;

          (xiv) Indemnification, adjustment of purchase price or similar obligations, in each case, incurred in connection with the disposition of

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     any business, assets or capital stock of the Borrower or any Subsidiary;
     provided that the maximum aggregate liability in respect of all such Debt shall at no time exceed the gross proceeds actually received by the Borrower and the Subsidiaries in connection with such disposition; and

          (xv) Debt arising from the honoring by a bank or other financial institution of a check, draft or similar instrument (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided that such Debt is extinguished within five business days of incurrence.

     (b) No Borrower Group Company will issue any preferred stock or other preferred Equity Interests, unless such preferred stock or any such preferred Equity Interest is (i) not subject to mandatory redemption prior to the first anniversary of the Revolving Maturity Date and (ii) issued either (x) for 100% cash consideration or (y) in connection with a Business Acquisition permitted under Section 6.04(g).

     Section 6.02. Liens. Neither the Borrower nor any Subsidiary will create or permit to exist any Lien on any property now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

     (a) Transaction Liens;

     (b) Permitted Liens;

     (c) any Lien on any property of the Borrower or any Subsidiary existing on the date hereof and listed in Schedule 6.02; provided that (i) such Lien shall not apply to any other property of the Borrower or any Subsidiary and (ii) such Lien shall secure only those obligations which it secures on the date hereof and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

     (d) any Lien existing on any property before the acquisition thereof by the Borrower or any Subsidiary or existing on any property of any Person that becomes a Subsidiary after the date hereof before the time such Person becomes a Subsidiary; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be, (ii) such Lien will not apply to any other property of the Borrower or any Subsidiary and (iii) such Lien will secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be, and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

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

     (e) Liens on fixed or capital assets acquired, constructed or improved by the Borrower or any Subsidiary; provided that (i) the Debt secured by such liens is permitted by Section 6.01(a)(vi), (ii) such Liens and the Debt secured thereby are incurred before or within 90 days after such acquisition or the completion of such construction or improvement, (iii) the Debt secured thereby does not exceed 75% of the cost of acquiring, constructing or improving such fixed or capital assets and (iv) such Liens will not apply to any other property of the Borrower or any Subsidiary;

     (f) Liens existing on cash collateral securing a letter of credit issued for the account of the Borrower or one of its Subsidiaries; provided that such Lien does not secure obligations (i) in excess of $50,000 and (ii) other than in connection with a letter of credit issued prior to the Effective Date under the credit agreement described in clause (b) of the definition of Existing Credit Facilities.

     (g) Liens securing Debt arising out of, and sales of accounts receivable as part of, a Permitted Receivables Transaction;

     (h) Permitted Encumbrances (as such term is defined in the applicable Mortgage) on Mortgaged Property; and

     (i) Liens not otherwise permitted by the foregoing clauses arising in the ordinary course of its business which (i) do not secure Debt and (ii) do not secure any single obligation (or class of obligations having a common cause) in an amount exceeding $3,000,000.

     Section 6.03. Fundamental Changes. (a) No Borrower Group Company will merge into or consolidate with any other Person, or liquidate or dissolve, or permit any other Person to merge into or consolidate with it, except that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing, (i) any Subsidiary may merge into the Borrower in a transaction in which the Borrower is the surviving corporation, (ii) any Subsidiary may merge into any Subsidiary in a transaction in which the surviving entity is a Subsidiary and (if any party to such merger is a Subsidiary Guarantor) is a Subsidiary Guarantor and (iii) any Subsidiary (except a Subsidiary Guarantor) may liquidate or dissolve if the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and is not materially disadvantageous to the Lenders; provided that, if any such merger involves a Person that is not a wholly owned Subsidiary immediately before such merger, such merger shall not be permitted unless also permitted by Section 6.04.

     (b) Neither the Borrower nor any Subsidiary will engage to any material extent in any business except businesses of the types conducted by the Borrower

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and its Subsidiaries on the date of this Agreement and businesses reasonably related thereto.

     Section 6.04. Investments, Loans, Advances, Guarantees and Acquisitions. Neither the Borrower nor any Subsidiary will purchase, hold or acquire (including pursuant to any merger with any Person that was not a wholly owned Subsidiary before such merger) any Equity Interest in or evidence of indebtedness or other security (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loan or advance to, Guarantee any obligation of, or make or permit to exist any investment or other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit, except:

     (a) Permitted Investments;

     (b) investments existing on the date hereof and listed on Schedule 6.04;

     (c) investments by the Borrower and its Subsidiaries in Equity Interests in their respective Subsidiaries; provided that (i) any such Equity Interest held by a Credit Party shall be pledged pursuant to the Security Agreement as required to satisfy clause (b) of the definition of "Collateral and Guarantee Requirement" and (ii) the aggregate amount of investments by Credit Parties in, and loans and advances by Credit Parties to, and Guarantees by Credit Parties of Debt of, Subsidiaries that are not Credit Parties (including all such investments, loans, advances and Guarantees existing on the Effective Date (other than those existing on the closing date and identified on Schedule 6.04), but excluding investments arising in connection with, and as part of, a Permitted Receivables Transaction) shall not exceed (x) $3,000,000 at any time outstanding in the case of advances made to TRW Nelson Bolzenschweiss-Technik Verwaltungs GmhH and other German Subsidiaries of the Borrower, in each case to be used for working capital and (y) an aggregate amount of $5,000,000 at any time outstanding in the case of all other investments;

     (d) loans or advances made by the Borrower to any Subsidiary or made by any Subsidiary to the Borrower or any other Subsidiary; provided that the amount of such loans and advances made by Credit Parties to Subsidiaries that are not Credit Parties shall be subject to the limitations set forth in clause 6.04(c) above;

     (e) Guarantees constituting Debt permitted by Section 6.01; provided that
(i) a Subsidiary shall not Guarantee the Subordinated Debt unless (A) such Subsidiary also has Guaranteed the Secured Obligations pursuant to the Security Agreement and (B) such Guarantee of the Subordinated Debt is subordinated to such Guarantee of the Secured Obligations on terms no less favorable to the

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Lenders than the subordination provisions of the Subordinated Debt, and (ii) the aggregate principal amount of Debt of Subsidiaries that are not Credit Parties that is Guaranteed by Credit Parties shall be subject to the limitation set forth in clause 6.04(c) above;

     (f) investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;

     (g) any Business Acquisition; provided that the aggregate consideration for all Business Acquisitions made by the Borrower and its Subsidiaries after the date hereof (as such aggregate consideration is reduced to an amount not less than zero by an amount equal to the Net Cash Proceeds from the issuance of Additional Subordinated Debt) shall not exceed the sum of (i) $25,000,000 plus
(ii) in the case of any Business Acquisition made on or after the date on which the Borrower has delivered the Required 2003 Financials, 50% of Consolidated Net Income for each Fiscal Year ended prior to the date of such Business Acquisition (commencing with the Fiscal Year ended September 30, 2003); provided further that no Business Acquisition shall be permitted pursuant to this Section 6.04(g) unless, immediately before and after giving effect to such Business Acquisition,
(A) no Default shall have occurred and be continuing and (B) the aggregate unused amount of the Revolving Commitments shall be equal to or greater than $17,500,000. Solely for purposes of calculating the amount specified in Subsection 6.04(g)(ii) above, if Consolidated Net Income (as adjusted to exclude one time restructuring and plant closing charges that are non-cash charges, and, to the extent applicable, in accordance with clause (2) below) for any Fiscal Year is less than zero (such negative number for any Fiscal Year, the "Negative Carry-Forward Amount"), (1) Consolidated Net Income for such Fiscal Year shall be deemed to be zero and (2) the Negative Carry-Forward Amount in respect of such Fiscal Year shall be applied to reduce Consolidated Net Income for the succeeding Fiscal Year. For purposes of this Section 6.04(g), a Lender's Revolving Commitment will be deemed to be used to the extent of its outstanding Revolving Loans and LC Exposure;

     (h) With respect to each Mortgaged Property, Permitted Encumbrances (as defined in the related Mortgages); and

     (i) loans or advances to employees made in the ordinary course of business consistent with past practices of the Borrower or its Subsidiaries; provided that the outstanding principal amount of such loans and advances shall not exceed $1,000,000 at any time.

     Section 6.05. Asset Sales. Neither the Borrower nor any Subsidiary will sell, transfer, lease or otherwise dispose of any property, including any Equity

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Interest owned by it, nor will any Subsidiary issue any additional Equity
Interest in such Subsidiary, except:

     (a) transfers of assets in connection with a Permitted Receivables Transaction;

     (b) sales of inventory, used or surplus equipment and Permitted Investments in the ordinary course of business;

     (c) sales, transfers and other dispositions to the Borrower or a Subsidiary; provided that any such sales, transfers or dispositions involving a Subsidiary that is not a Credit Party shall comply with Section 6.09; and

     (d) sales, transfers and other dispositions of assets that are not permitted by any other clause of this Section; provided that the aggregate fair market value of all assets sold, transferred or otherwise disposed of in reliance on this clause shall not exceed $5,000,000 during any Fiscal Year;

provided that all sales, transfers, leases and other dispositions permitted by this Section (except those permitted by clause (c) above) shall be made for fair value and for at least 85% cash consideration.

     Section 6.06. Sale and Leaseback Transactions. Neither the Borrower nor any Subsidiary will enter into any arrangement, directly or indirectly, whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property sold or transferred, except for any such sale of any fixed or capital asset that is made for cash consideration in an amount not less than the cost of such fixed or capital asset and is consummated within 90 days after such Borrower Group Company acquires or completes the construction of such fixed or capital asset.

     Section 6.07. Hedging Agreements. Neither the Borrower nor any Subsidiary will enter into any Hedging Agreement, except Hedging Agreements entered into in the ordinary course of business to hedge or mitigate risks to which a Borrower Group Company is exposed in the conduct of its business or the management of its liabilities.

     Section 6.08. Restricted Payments; Certain Payments of Debt. (a) No Borrower Group Company will declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that (i) the Borrower may declare and pay dividends with respect to its capital stock payable solely in additional shares of its common stock, (ii) any Subsidiary may declare and pay dividends with respect to its capital

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stock, (iii) the Borrower may repurchase shares of its Equity Interests from employees of the Borrower or any of its Subsidiaries upon their death, termination or retirement, so long as, before and after giving effect to such repurchase, (x) no Default shall have occurred and be continuing and (y) the aggregate consideration for all such repurchases made after the date hereof does not exceed $3,000,000 plus proceeds of equity issuances to employees, (iv) the Borrower may repurchase shares of its Equity Interests at any time so long as, before and after giving effect to any such repurchase, (x) no Default shall have occurred and be continuing, (y) the aggregate unused amount of the Revolving Commitments shall be equal to or greater than $17,500,000 and (z) the aggregate consideration for all of such repurchases made after the date hereof does not exceed the sum of (A) $3,500,000 plus (B) in the case of any such repurchases made on or after the date on which the Borrower has delivered the Required 2003 Financials, 50% of Consolidated Net Income for each Fiscal Year ended prior to the date of such repurchases (commencing with the Fiscal Year ended September 30, 2003) minus an amount equal to the excess of (X) the aggregate consideration for all Business Acquisitions consummated from and after the date hereof in reliance on Section 6.04(g) over (Y) $25,000,000. Solely for purposes of calculating the amount in Subsection 6.08(z)(B) above, if Consolidated Net Income (as adjusted to exclude one time restructuring and plant closing charges that are non-cash charges, and to the extent applicable, in accordance with clause (2) below) for any Fiscal Year is less than zero (such negative number for any Fiscal Year, the "Negative Carry-Forward Amount"), (1) Consolidated Net Income for such Fiscal Year shall be deemed to be zero and (2) the Negative Carry-Forward Amount in respect of such Fiscal Year shall be applied to reduce Consolidated Net Income for the succeeding Fiscal Year.

     (b) No Borrower Group Company will make or agree to pay or make, directly or indirectly, any payment or other distribution (whether in cash, securities or other property) of or in respect of principal of or interest on any Debt, or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, defeasance or termination of any Debt (including, without limitation, any payment in respect of Restricted Debt under a Synthetic Purchase Agreement), except:

          (i) payment of Debt created under the Loan Documents;

          (ii) payment of regularly scheduled interest and principal payments as and when due in respect of any Debt, except payments in respect of the Subordinated Debt prohibited by the subordination provisions thereof;

          (iii) refinancings of Debt to the extent permitted by Section 6.01;

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          (iv) payment of secured Debt that becomes due as a result of the voluntary sale or transfer of the property securing such Debt;

          (v) payment of intercompany debt owing;

          (vi) payment of Debt that is permitted under Section 6.01(vi); and

          (vii) payment of Debt that is permitted under Section 6.01(vii).

     (c) The Borrower will not enter into or be party to, or make any payment under, any Synthetic Purchase Agreement unless (i) in the case of any Synthetic Purchase Agreement related to any Equity Interests, (A) the payments required to be made thereunder are limited to the amount permitted under subsection Section
6.08 of this Section and (B) the obligations of the Borrower thereunder are subordinated to the Secured Obligations on terms satisfactory to the Required Lenders; and (ii) in the case of any Synthetic Purchase Agreement related to any Subordinated Debt, (A) the payments required to be made thereunder are limited to the amount permitted under subsection (b) of this Section and (B) the obligations of the Borrower thereunder are subordinated to the Secured Obligations to at least the same extent as the Subordinated Debt to which such Synthetic Purchase Agreement relates. The Borrower shall promptly deliver to the Administrative Agent a copy of any Synthetic Purchase Agreement to which it becomes party. The Borrower will not permit any Subsidiary to enter into, be party to, or make any payment under any Synthetic Purchase Agreement.

     Section 6.09. Transactions with Affiliates. No Borrower Group Company will sell, lease or otherwise transfer any property to, or purchase, lease or otherwise acquire any property from, or otherwise engage in any other transaction with, any of its Affiliates, except (a) transactions in the ordinary course of business and are at prices and on terms and conditions not less favorable to such Borrower Group Company than could be obtained on an arm's-length basis from unrelated third parties, (b) transactions between or among the Borrower and the Subsidiary Guarantors not involving any other Affiliate, (c) any Restricted Payment permitted by Section 6.08, (d) transactions in connection with a Permitted Receivables Transaction and (e) the performance of the Advisory Agreement dated as of May 1, 2003 by and among the Borrower, certain of its Subsidiaries from time to time and Citicorp Venture Capital Ltd.

     Section 6.10. Restrictive Agreements. No Borrower Group Company will, directly or indirectly, enter into or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition on (a) the ability of any Borrower Group Company to create or permit to exist any Lien on any of its property or (b) the ability of any Subsidiary to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or

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

advances to the Borrower or any other Subsidiary or to Guarantee Debt of the Borrower or any other Subsidiary; provided that (i) the foregoing shall not apply to restrictions and conditions imposed by law or by any Loan Document, Subordinated Debt Document or any document evidencing a Permitted Receivables Transaction, (ii) the foregoing shall not apply to restrictions and conditions existing on the date hereof and identified on Schedule 6.10 (but shall apply to any amendment or modification expanding the scope of, or any extension or renewal of, any such restriction or condition), (iii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided that such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder, (iv) clause Section 6.10 of this Section shall not apply to restrictions or conditions imposed by any agreement relating to secured Debt permitted by this Agreement if such restrictions or conditions apply only to the property securing such Debt and (v) clause Section 6.10 of this Section shall not apply to customary provisions in leases restricting the assignment thereof.

     Section 6.11. Amendment or Termination of Material Documents. No Borrower Group Company will (a) amend, modify or waive any of its rights under any Subordinated Debt Document or (b) amend, modify or waive a provision in its certificate of incorporation, by-laws or other organizational documents if such amendment, waiver or modification could adversely effect any Lender or (c) terminate any material license or contract constituting a part of the Collateral unless the Borrower's board of directors has determined in its good faith discretion that such license or agreement is no longer useful to the business of the Borrower and its Subsidiaries.

     Section 6.12. Capital Expenditures. (a) The Borrower will not permit the aggregate amount of Capital Expenditures made in any Fiscal Year referred to below to exceed the sum of:

          (i) $10,000,000 (in the case of the Fiscal Year ending September 30,
     2003) or $12,000,000 (in the case of each Fiscal Year ending thereafter); plus

          (ii) for each Fiscal Year ending after September 30, 2003, the amount (if any) by which (x) the amount of Capital Expenditures for the immediately preceding Fiscal Year specified pursuant to clause (i) above (without including any carryover amount from any prior Fiscal Year) exceeded (y) the amount of Capital Expenditures actually made during such immediately preceding Fiscal Year.

     (b) If any property acquired or constructed by any Credit Party after the date hereof and having an aggregate fair market value (taken together with the fair market value of all other such properties not subject to a Transaction
Lien) in

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

excess of $1,000,000 is not subject to a Transaction Lien, the Borrower will cause such mortgages and other security documents to be executed and delivered as may be necessary, or as the Administrative Agent may request, to subject such property to a Transaction Lien.

     Section 6.13. Interest Expense Coverage Ratio. The Borrower will not permit the ratio of (a) Consolidated EBITDA to (b) Consolidated Cash Interest Expense, in each case for any period of four consecutive Fiscal Quarters (subject to Section 6.16) ending on any date during any period set forth below, to be less than the ratio set forth below opposite such period:

--------------------------------------------------------------------------------
    Period                                                                 Ratio
--------------------------------------------------------------------------------
1/01/03-9/30/03                                                           1.85:1
--------------------------------------------------------------------------------
10/01/03-9/30/05                                                          2.00:1
--------------------------------------------------------------------------------
Thereafter                                                                2.25:1
--------------------------------------------------------------------------------

     Section 6.14. Leverage Ratio. The Borrower will not permit the Leverage Ratio at any time during any period set forth below to exceed the ratio set forth opposite such period:

--------------------------------------------------------------------------------
     Period                                                                Ratio
--------------------------------------------------------------------------------
1/01/03-9/30/03                                                           5.00:1
--------------------------------------------------------------------------------
10/01/03-03/31/04                                                         4.75:1
--------------------------------------------------------------------------------
04/01/04-09/30/04                                                         4.50:1
--------------------------------------------------------------------------------
10/01/04-9/30/05                                                          4.00:1
--------------------------------------------------------------------------------
10/01/05-9/30/06                                                          3.50:1
--------------------------------------------------------------------------------
Thereafter                                                                3.00:1
--------------------------------------------------------------------------------

     Section 6.15. Minimum EBITDA. At the last day of each Fiscal Quarter during each period set forth below (beginning with the Fiscal Quarter ended March 31, 2003), Consolidated EBITDA for the period of four consecutive Fiscal Quarters then ended shall not be less than the amount set forth below opposite such period:

--------------------------------------------------------------------------------
    Period                                                            Amount ($)
--------------------------------------------------------------------------------
1/01/03-9/30/03                                                       35,000,000
--------------------------------------------------------------------------------
10/01/03-9/30/04                                                      38,000,000
--------------------------------------------------------------------------------
10/01/04-9/30/05                                                      40,000,000
--------------------------------------------------------------------------------
10/01/05-9/30/06                                                      42,000,000
--------------------------------------------------------------------------------
Thereafter                                                            44,000,000
--------------------------------------------------------------------------------

     Section 6.16. Periods of Less Than Four Fiscal Quarters. If any determination hereunder is required by the terms hereof to be made for a period of four consecutive Fiscal Quarters at a time when fewer than four full Fiscal

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

Quarters have elapsed since the Effective Date, such determination shall be made for the period of twelve months then most recently ended; provided that such determination shall be made subject to the last sentence of the definition of Consolidated EBITDA.

     Section 6.17. Fiscal Year. The Borrower will not change its fiscal year from a fiscal year ending September 30 and no Subsidiary will change its fiscal year from the fiscal year in effect on the date hereof.

                                    ARTICLE 7
                                Events of Default

     If any of the following events ("Events of Default") shall occur:

     (a) the Borrower shall fail to pay any principal of any Loan or any LC Reimbursement Obligation when the same shall become due, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

     (b) the Borrower shall fail to pay when due any interest on any Loan or any fee or other amount (except an amount referred to in clause (a) above) payable under any Loan Document, and such failure shall continue unremedied for a period of three Business Days;

     (c) any representation, warranty or certification made or deemed made by or on behalf of any Borrower Group Company in or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect when made or deemed made;

     (d) the Borrower shall fail to observe or perform any covenant or agreement contained in Section 5.02, 5.05 (with respect to the existence of the Borrower) or 5.12 or in Article 6;

     (e) any Credit Party shall fail to observe or perform any covenant or agreement contained in any Loan Document (other than those specified in clause
(a), (b) or (d) above), and such failure shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent to the Borrower (which notice will be given at the request of any Lender);

     (f) any Borrower Group Company shall fail to make a payment or payments (whether of principal or interest and regardless of amount) in respect of

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

Material Debt when the same shall become due, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

     (g) any event or condition occurs that results in the acceleration of the maturity of any Material Debt or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of Material Debt or any trustee or agent on its or their behalf to cause Material Debt to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, before its scheduled maturity; provided that this clause shall not apply to secured Debt that becomes due as a result of a voluntary sale or transfer of the property securing such Debt;

     (h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of any Borrower Group Company or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Borrower Group Company or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

     (i) any Borrower Group Company shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) above, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Borrower Group Company or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

     (j) any Borrower Group Company shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

     (k) one or more judgments for the payment of money in an aggregate amount exceeding $5,000,000 shall be rendered against one or more Borrower Group Companies and shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any asset of any Borrower Group Company to enforce any such judgment;

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

     (l) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower and its Subsidiaries in an aggregate amount exceeding $5,000,000;

     (m) any Lien purported to be created under any Security Document shall cease to be, or shall be asserted by any Credit Party not to be, a valid and perfected Lien on any Collateral, with the priority required by the applicable Security Document, except (i) as a result of a sale or other disposition of the applicable Collateral in a transaction permitted under the Loan Documents or
(ii) as a result of the Administrative Agent's failure to maintain possession of any stock certificates, promissory notes or other documents delivered to it under the Security Agreement;

     (n) a Change in Control shall occur; or

     (o) any Subsidiary Guarantor's Secured Guarantee shall at any time fail to constitute a valid and binding agreement of such Subsidiary Guarantor or any party shall so assert in writing;

then, and in every such event (except an event with respect to the Borrower described in clause (h) or (i) above), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are waived by the Borrower; and in the case of any event with respect to the Borrower described in clause (h) or (i) above, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are waived by the Borrower.

                                   ARTICLE 8
                            The Administrative Agent

     Section 8.01. Appointment and Authorization. Each Lender Party irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent (i) to sign and deliver the Security Documents and (ii) to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto.

     Section 8.02. Rights and Powers as a Lender. A bank serving as the Administrative Agent shall, in its capacity as a Lender, have the same rights and powers as any other Lender and may exercise the same as though it were not the Administrative Agent. Such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with any Borrower Group Company or Affiliate thereof as if it were not the Administrative Agent.

     Section 8.03. Limited Duties and Responsibilities. The Administrative Agent shall not have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Loan Documents that the Administrative Agent is required in writing to exercise by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02) and (c) except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for any failure to disclose, any information relating to any Borrower Group Company that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02) or in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Borrower or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or

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

any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article 4 or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

     Section 8.04. Authority to Rely on Certain Writings, Statements and Advice. The Administrative Agent shall be entitled to rely on, and shall not incur any liability for relying on, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely on any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for any Borrower Group Company), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

     Section 8.05. Sub-Agents and Related Parties. The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through one or more sub-agents appointed by it. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding Sections of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

     Section 8.06. Resignation; Successor Administrative Agent. Subject to the appointment and acceptance of a successor Administrative Agent as provided in this Section, the Administrative Agent may resign at any time by notifying the Lenders, each LC Issuing Bank and the Borrower. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders and each LC Issuing Bank, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed by the Borrower and such successor. After the Administrative Agent's resignation hereunder, the provisions of this Article and Section 9.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

     Section 8.07. Credit Decisions by Lenders. Each Lender acknowledges that it has, independently and without reliance on the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance on the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based on this Agreement, any other Loan Document or related agreement or any document furnished hereunder or thereunder.

                                   ARTICLE 9
                                  Miscellaneous

     Section 9.01. Notices. (a) Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile, as follows:

          (i) if to the Borrower, to it at 8500 Normandale Lake Boulevard, Suite 1230, Bloomington, MN 55437, Attention of David Harbert (Facsimile No.
     (952) 921-2099), with a copy to Dechert LLP, 400 Bell Atlantic Tower, 1717 Arch Street, Philadelphia, PA 19103-2793, Attention of Gary Green (Facsimile No. (215) 994-2222);

          (ii) if to the Administrative Agent or to JPMorgan Chase Bank as an LC Issuing Bank, to JPMorgan Chase Bank, Loan and Agency Services Group, 1111 Fannin, 10th Floor, Houston, Texas 77002, Attention of Michael Chau (Facsimile No. (713) 750-2938) or Debbie Meche (Facsimile No. (713) 750-2938), with a copy to JPMorgan Chase Bank, 270 Park Avenue, 15th Floor, New York, New York 10017, Attention of Freddy Luscher (Facsimile No. (212) 270-2901);

          (iii) if to any other Lender, to it at its address (or facsimile number) set forth in its Administrative Questionnaire.

     (b) Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures

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

approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article 2 unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

     (c) Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the Administrative Agent and the Borrower. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement will be deemed to have been given on the date of receipt.

     Section 9.02. Waivers; Amendments. (a) No failure or delay by any Lender Party in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Lender Parties under the Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Credit Party therefrom shall in any event be effective unless the same shall be permitted by subsection (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, neither the making of a Loan nor the issuance, amendment, renewal or extension of a Letter of Credit shall be construed as a waiver of any Default, regardless of whether any Lender Party had notice or knowledge of such Default at the time.

     (b) No Loan Document or provision thereof may be waived, amended or modified except, in the case of this Agreement, by an agreement or agreements in writing entered into by the Borrower and the Required Lenders or, in the case of any other Loan Document, by an agreement or agreements in writing entered into by the parties thereto with the consent of the Required Lenders; provided that no such agreement shall:

          (i) increase the Commitment of any Lender without its written consent;

          (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fee payable hereunder, without the written consent of each Lender Party affected thereby;

          (iii) postpone the maturity of any Loan, or the required date of reimbursement of any LC Disbursement, or any date for the payment of any interest or fee payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender Party affected thereby;

          (iv) change Section 2.16(b) or 2.16(c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender;

          (v) change any provision of this Section or the percentage set forth in the definition of "Required Lenders" or any other provision of any Loan Document specifying the number or percentage of Lenders required to take any action thereunder, without the written consent of each Lender;

          (vi) release any Subsidiary Guarantor from its Secured Guarantee (except as expressly provided in the Security Agreement), or limit its liability in respect of its Secured Guarantee, without (x) the written consent of each Lender and (y) the prior or simultaneous release and termination of any Guarantee of the Subordinated Debt by such Subsidiary Guarantor; or

          (vii) release all or substantially all of the Collateral from the Transaction Liens, without the written consent of each Lender.

provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent or any LC Issuing Bank without its prior written consent.

     (c) Notwithstanding the foregoing, if the Required Lenders enter into or consent to any waiver, amendment or modification pursuant to subsection (b) of this Section, no consent of any other Lender will be required if, when such waiver, amendment or modification becomes effective, (i) the Commitment of each Lender not consenting thereto terminates and (ii) all amounts owing to it or accrued for its account hereunder are paid in full.

     Section 9.03. Expenses; Indemnity; Damage Waiver. (a) The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of the Loan Documents and any amendments, modifications or waivers of the provisions thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by each LC

Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by any Lender Party, including the fees, charges and disbursements of any counsel for any Lender Party, in connection with the enforcement or protection of its rights in connection with the Loan Documents (including its rights under this Section), the Letters of Credit or the Loans, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of the Letters of Credit or the Loans.

     (b) The Borrower shall indemnify each of the Lender Parties and their respective Related Parties (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of any Loan Document or any other agreement or instrument contemplated hereby, the performance by the parties to the Loan Documents of their respective obligations thereunder or the consummation of the Financing Transactions or any other transactions contemplated hereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by any LC Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any Mortgaged Property or any other property currently or formerly owned or operated by the Borrower or any Subsidiary, or any Environmental Liability related in any way to the Borrower or any Subsidiary or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not be available to any Indemnitee to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from such Indemnitee's gross negligence or willful misconduct.

     (c) To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent or any LC Issuing Bank under subsection
Section 9.03 or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent or such LC Issuing Bank, as the case may be, such Lender's pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent or the applicable LC Issuing Bank in its capacity as such. For purposes hereof, a Lender's "pro rata share" shall be determined based on

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

its share of the sum of the total Revolving Exposures and unused Commitments at the time.

     (d) To the extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Financing Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

     (e) All amounts due under this Section shall be payable within five Business Days after written demand therefor.

     Section 9.04. Successors and Assigns. (a) The provisions of this Agreement shall be binding on and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of any LC Issuing Bank that issues any Letter of Credit), except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (except the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of any LC Issuing Bank that issues any Letter of Credit) and, to the extent expressly provided herein, the Related Parties of the Lender Parties) any legal or equitable right, remedy or claim under or by reason of this Agreement.

     (b) Any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of any Commitment it has at the time and any Loans at the time owing to it); provided that:

          (i) except in the case of an assignment to a Lender or a Lender Affiliate, each of the Borrower and the Administrative Agent (and, in the case of an assignment of all or a portion of a Revolving Commitment or any Lender's obligations in respect of its LC Exposure, each LC Issuing Bank) must give their prior written consent to such assignment (which consents shall not be unreasonably withheld);

          (ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement;

          (iii) unless each of the Borrower and the Administrative Agent otherwise consent, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date on which the relevant Assignment is delivered to the Administrative Agent) shall not be less than $1,000,000 and, after giving effect to such assignment, the assigning Lender shall have Commitments and Loans aggregating at least $1,000,000; provided that this (iii) shall not apply to an assignment to a Lender or a Lender Affiliate or an assignment of the entire remaining amount of the assigning Lender's Commitment or Loans;

          (iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment, together with a processing and recordation fee of $3,500; provided that only one such fee shall be due in respect of a simultaneous assignment to more than one Lender Affiliate; and

          (v) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent a completed Administrative Questionnaire;

and provided further that any consent of the Borrower otherwise required under this subsection shall not be required if an Event of Default has occurred and is continuing. Subject to acceptance and recording thereof pursuant to subsection
(d) of this Section, from and after the effective date specified in each Assignment the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment, be released from its obligations under this Agreement (and, in the case of an Assignment covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.13, 2.14, 2.15 and 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (e) of this Section.

     (c) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices in New York City a copy of each Assignment delivered to it and a register for the recordation of the names and addresses of the Lenders, their respective Commitments and the principal amounts of the Loans and LC Disbursements owing to each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the parties hereto may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by any party hereto at any reasonable time and from time to time upon reasonable prior notice.

     (d) Upon its receipt of a duly completed Assignment executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in subsection (b) of this Section and any written consent to such assignment required by subsection (b) of this Section, the Administrative Agent shall accept such Assignment and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this subsection.

     (e) Any Lender may, without the consent of the Borrower or any other Lender Party, sell participations to one or more banks or other entities ("Participants") in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans owing to it); provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower and the other Lender Parties shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce the Loan Documents and to approve any amendment, modification or waiver of any provision of the Loan Documents; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant. Subject to subsection (f) of this Section, each Participant shall be entitled to the benefits of Sections 2.13, 2.14 and 2.15 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender, provided that such Participant agrees to be subject to Section 2.16(c) as though it were a Lender.

     (f) A Participant shall not be entitled to receive any greater payment under Section 2.13 or 2.15 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.15 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 2.15(e) as though it were a Lender.

     (g) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such

Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

     Section 9.05. Survival. All covenants, agreements, representations and warranties made by the Credit Parties in the Loan Documents and in certificates or other instruments delivered in connection with or pursuant to the Loan Documents shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that any Lender Party may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as any principal of or accrued interest on any Loan or any fee or other amount payable hereunder is outstanding and unpaid or any Letter of Credit is outstanding or any Commitment has not expired or terminated. The provisions of Sections 2.13, 2.14,
2.15 and 9.03 and Article 8 shall survive and remain in full force and effect regardless of the consummation of the Financing Transactions, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

     Section 9.06. Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement (i) will become effective when the Administrative Agent shall have signed this Agreement and received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto and (ii) thereafter will be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by facsimile will be effective as delivery of a manually executed counterpart of this Agreement.

     Section 9.07. Severability. If any provision of any Loan Document is invalid, illegal or unenforceable in any jurisdiction then, to the fullest extent permitted by law, (i) such provision shall, as to such jurisdiction, be ineffective to the extent (but only to the extent) of such invalidity, illegality or unenforceability, (ii) the other provisions of the Loan Documents shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Lender Parties in order to carry out the intentions of the parties thereto as nearly as may be possible and (iii) the invalidity, illegality or unenforceability of any such provision in any jurisdiction shall not affect the validity, legality or enforceability of such provision in any other jurisdiction.

     Section 9.08. Right of Set-off. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the Borrower against any obligations of the Borrower now or hereafter existing hereunder and held by such Lender, irrespective of whether or not such Lender shall have made any demand hereunder and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender may have.

     Section 9.09. Governing Law; Jurisdiction; Consent to Service of Process.
(a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.

     (b) The Borrower irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any relevant appellate court, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each party hereto irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court. Each party hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in any Loan Document shall affect any right that any Lender Party may otherwise have to bring any action or proceeding relating to any Loan Document against any Credit Party or its properties in the courts of any jurisdiction.

     (c) The Borrower irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to any Loan Document in any court referred to in subsection
(b) of this Section. Each party hereto irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of any such suit, action or proceeding in any such court.

     (d) Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in any Loan Document will affect the right of any party hereto to serve process in any other manner permitted by law.

     Section 9.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENT OR ANY TRANSACTION CONTEMPLATED THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

     Section 9.11. Headings. Article and Section headings and the Table of Contents herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

     Section 9.12. Confidentiality. Each Lender Party agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement,
(e) in connection with the exercise of any remedy hereunder or any suit, action or proceeding relating to any Loan Document or the enforcement of any right thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any actual or prospective assignee of or Participant in any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (g) with the consent of the Borrower or (h) to the extent such Information either (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to any Lender Party on a nonconfidential basis from a source other than the Borrower. For the purposes of this Section, "Information" means all information received from the Borrower relating to the

Borrower or its business, other than any such information that is available to any Lender Party on a nonconfidential basis before disclosure by the Borrower; provided that, in the case of information received from the Borrower after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

     Section 9.13. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts that are treated as interest on such Loan under applicable law (collectively the "Charges"), shall exceed the maximum lawful rate (the "Maximum Rate") that may be contracted for, charged or otherwise received by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such Lender shall have received such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of payment.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                         FASTENTECH, INC.


                                         By: /s/ Ronald B. Kalich
                                             -----------------------------------
                                             Name: Ronald B. Kalich
                                             Title: President


                                         JPMORGAN CHASE BANK, as a
                                            Lender, as an LC Issuing Bank and as
                                            Administrative Agent


                                         By: /s/ John C. Riordan
                                             -----------------------------------
                                             Name: John C. Riordan
                                             Title: Vice President


                                         LEHMAN COMMERCIAL PAPER
                                            INC., as a Lender and as Syndication
                                            Agent


                                         By: /s/ G. Andrew Keith
                                             -----------------------------------
                                             Name: G. Andrew Keith
                                             Title: Authorized Signatory


                                         NATIONAL CITY BANK, as a Lender
                                            and as Documentation Agent


                                         By: /s/ Martin J. McCormick
                                             -----------------------------------
                                             Name: Martin J. McCormick
                                             Title: Vice President

                                Pricing Schedule

     "Applicable Rate" means, for Loans of any Interest Type on any day, the rate per annum set forth below in the row corresponding to Loans of such Interest Type and in the column corresponding to the Status that applies on such day:

Status:                    Level I   Level II   Level III   Level IV
-------                    -------   --------   ---------   --------
Applicable Rate for
Eurodollar Loans:           2.75%      3.00%      3.25%       3.50%
Applicable Rate for Base
Rate Loans:                 1.75%      2.00%      2.25%       2.50%

     For the purposes of this Schedule, the following terms have the following meanings:

     "Level I Status" exists at any date, if at such date, no other Status exists.

     "Level II Status" exists at any date, if at such date, (i) the Leverage Ratio is greater than or equal to 2.75:1 and (ii) neither Level III Status nor Level IV Status exists.

     "Level III Status" exists at any date, if at such date, (i) the Leverage Ratio is greater than or equal to 3.25:1 and (ii) Level IV Status does not exist.

     "Level IV Status" exists at any date, if at such date, the Leverage Ratio is greater than or equal to 4.25:1.

     "Status" refers to the determination of which of Level I Status, Level II Status, Level III Status or Level IV Status exists at any date.

     For purposes of this Schedule, (x) the Leverage Ratio shall be determined as of the end of each Fiscal Quarter based on the Borrower's most recent consolidated financial statements delivered pursuant to Section 5.01(a) or 5.01(b) (subject to the proviso to the definition of "Applicable Rate" as set forth in the Credit Agreement) and (y) each change in an Applicable Rate resulting from a change in the Leverage Ratio shall be effective during the period from and including the day when the Administrative Agent receives the financial statements indicating such change to but excluding the effective date of the next such change.

                               Commitment Schedule

                                                                      Revolving
        Name of Lender                                               Commitment
----------------------------                                         -----------
JPMorgan Chase Bank                                                  $15,000,000
Lehman Commercial Paper Inc.                                         $15,000,000
National City Bank                                                   $10,000,000

                                                                     ===========
Total                                                                $40,000,000

                                                                   Schedule 2.04

                           Existing Letters of Credit

     $50,000 Letter of Credit issued by Provident Bank for purchasing cards.

                                                                   Schedule 3.05

                            Existing Real Properties

-----------------------------------------------------------------------------------------
            Address                   Primary Purpose               Owned/Leased
-----------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------
  8500 Normandale Lake Blvd.              Office                       Leased
          Suite 1230
     Bloomington, MN 55437
----------------------------------------------------------------------------------------
 22100 Trolley Industrial Dr.          Manufacturing                   Leased
       Taylor, MI 48180
----------------------------------------------------------------------------------------
       1066 Commerce St.               Manufacturing                   Leased
     Birmingham, MI 48009
----------------------------------------------------------------------------------------
         2807 Samoset                  Manufacturing                    Owned
      Royal Oak, MI 48067
----------------------------------------------------------------------------------------
     7900 West Ridge Road              Manufacturing                    Owned
         P.O. Box 4019
     Elyria, OH 44036-2019
----------------------------------------------------------------------------------------
Trestle Bridge Business Center   Warehouse, Sales, Service             Leased
         250 Boot Road
     Downingtown, PA 19335
----------------------------------------------------------------------------------------
    20621 East Valley Blvd.      Warehouse, Sales, Service             Leased
            Suite B
       Walnut, CA 91789
----------------------------------------------------------------------------------------
    9008-10 S. Thomas Ave.       Warehouse, Sales, Service             Leased
     Bridgeview, IL 60455
----------------------------------------------------------------------------------------
      23765 Foley Street         Warehouse, Sales, Service             Leased
       Hayward, CA 94545
----------------------------------------------------------------------------------------
   2211 Century Center Blvd.     Warehouse, Sales, Service             Leased
       Irving, TX 75062
----------------------------------------------------------------------------------------
       821 Sharon Drive                Manufacturing                   Leased
      Westlake, OH 44145
----------------------------------------------------------------------------------------
         Mexico Office                 Sales Office                    Leased
   Matilde Marquez No. 61-M
    Col. Penon de los Banos
    C.P. 15520 Mexico, DF
----------------------------------------------------------------------------------------
     7845 Middlebelt Road              Manufacturing                   Leased
       Romulus, MI 48174
----------------------------------------------------------------------------------------
     23600 Capitol Avenue              Manufacturing                   Leased
       Redford, MI 48238
----------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------
       26700 Wixom Road                Manufacturing                   Leased
        Novi, MI 48374
-----------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------
            Address                   Primary Purpose               Owned/Leased
----------------------------------------------------------------------------------------
      2151 Scranton Road               Manufacturing         Building Owned, Land Leased
      Cleveland, OH 44113
----------------------------------------------------------------------------------------
    9007-9101 Detroit Ave.               Warehouse                      Owned
      Cleveland, OH 44102
----------------------------------------------------------------------------------------
       200 Martha Street               Manufacturing                    Owned
     Blairsville, PA 15717
----------------------------------------------------------------------------------------
         3 Quality Way                 Manufacturing                    Owned
        Greenville, SC
----------------------------------------------------------------------------------------
     225 West Morgan Ave.              Manufacturing                   Leased
     Evansville, IN 47710
----------------------------------------------------------------------------------------
      Gevelsburg, Germany          European Headquarters                Owned
----------------------------------------------------------------------------------------
      Z.l du chemin vert               Sales Office                    Leased
     8 rue de l'Angoumois
   Argenteuil F-95100 France
----------------------------------------------------------------------------------------
      Mississauga, Canada        Warehouse, Sales, Service             Leased
----------------------------------------------------------------------------------------

                                                                   Schedule 3.06

                                Disclosed Matters

    An unasserted claim of patent infringement by R B & W Manufacturing LLC.

                                                                   Schedule 3.12

                              List of Subsidiaries

--------------------------------------------------------------------------------------------
Subsidiary                 Jurisdiction      Guarantor              Ownership Interest
--------------------------------------------------------------------------------------------
FastenTech, Inc.           Delaware          N/A
--------------------------------------------------------------------------------------------
Progressive Stamping Co.   Delaware          Subsidiary Guarantor   100% by FastenTech, Inc.
(DE), Inc.
--------------------------------------------------------------------------------------------
Nelson Stud Welding,       Delaware          Subsidiary Guarantor   100% by FastenTech, Inc.
Inc.
--------------------------------------------------------------------------------------------
Fabri-Steel Products       Michigan          Subsidiary Guarantor   100% by FastenTech, Inc.
Incorporated
--------------------------------------------------------------------------------------------
Nelson Stud Welding        Delaware          Subsidiary Guarantor   100% by Nelson Stud
International, Inc.                                                 Welding, Inc.
--------------------------------------------------------------------------------------------
Nelson Stud Welding,       Ontario, Canada   N/A                    100% by Nelson Stud
Canada Inc.                                                         Welding, Inc.
--------------------------------------------------------------------------------------------
Fabri-Steel C.V.           Netherlands       N/A                    90% by Nelson Stud
                                                                    Welding International,
                                                                    Inc.,
                                                                    10% by Nelson Stud
                                                                    Welding, Inc.
--------------------------------------------------------------------------------------------
Nelson Stud Welding        Netherlands       N/A                    100% by Fabri-Steel C.V.
Fabri-Steel Netherlands
B.V.
--------------------------------------------------------------------------------------------
Nelson Stud Welding        France            N/A                    100% by Nelson Stud
France S.A.S.                                                       Welding Fabri-Steel
                                                                    Netherlands B.V.
--------------------------------------------------------------------------------------------
Profile Steel and Wire,    Delaware          Subsidiary Guarantor   100% by Fabri-Steel
Inc.                                                                Products Incorporated
--------------------------------------------------------------------------------------------
The Ferry Cap & Set        Ohio              Subsidiary Guarantor   100% by Fabri-Steel
Screw Company                                                       Products Incorporated
--------------------------------------------------------------------------------------------
Fabri-Steel Ltd.           United Kingdom    N/A                    100% by Fabri-Steel
                                                                    Products Incorporated
--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------
Subsidiary                 Jurisdiction      Guarantor              Ownership Interest
--------------------------------------------------------------------------------------------
Specialty Bar Products     Pennsylvania      Subsidiary Guarantor   100% of common ownership
Company                                                             by Fabri-Steel Products
                                                                    Incorporated;

                                                                    86.7% of preferred
                                                                    ownership by Fabri-Steel
                                                                    Products Incorporated
--------------------------------------------------------------------------------------------
Integrated Energy          Delaware          Subsidiary Guarantor   100% by Fabri-Steel
Technologies, Inc.                                                  Products Incorporated
--------------------------------------------------------------------------------------------
TRW Nelson                 Germany           N/A                    100% by Nelson Stud
Bolzenschweiss-Technik                                              Welding France S.A.S.
Verwaltungs GmhH
--------------------------------------------------------------------------------------------
TRW Nelson                 Germany           N/A                    99.7% by Nelson Stud
Bolzenschweiss-Technik                                              Welding France S.A.S.,
GmhH & Co. KG                                                       0.3% by TRW Nelson
                                                                    Bolzenschweiss-Technik
                                                                    Verwaltungs GmhH
--------------------------------------------------------------------------------------------

                                                                   Schedule 3.13

                                    Insurance

-------------------------------------------------------------------------------------
      Insurance Policy                  Issuer                   Coverage Limit
-------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------
          Umbrella             St. Paul Fire & Mar                 $25,000,000
                                   Ins. Co.

-------------------------------------------------------------------------------------
 Property (covers Building,     Travelers Indemnity of            $232,282,881
   Personal Property and               Illinois
      Business Income)
-------------------------------------------------------------------------------------
     General Liability        American Home Assurance Co.     $2,000,000 aggregate

                                                            $1,000,000 per occurrence
-------------------------------------------------------------------------------------
    Workers Compensation      American Home Assurance Co.          $1,000,000
-------------------------------------------------------------------------------------
Excess Workers Compensation   Hartford Casualty Ins. Co.           $1,000,000
 (The Ferry Cap & Set Screw
          Company)
-------------------------------------------------------------------------------------
      Excess Umbrella           American Guar. & Liab.             $25,000,000
-------------------------------------------------------------------------------------
       Business Auto          American Home Assurance Co.          $1,000,000
-------------------------------------------------------------------------------------
    Boiler and Machinery        Travelers Indemnity of             $50,000,000
                                  Illinois

-------------------------------------------------------------------------------------
      Foreign Package          Great Northern Insurance            $42,604,608
                                     Co.

-------------------------------------------------------------------------------------
           Crime                 Gulf Insurance Group               $500,000
-------------------------------------------------------------------------------------
   Directors and Officers       Gulf Insurance Company             $5,000,000
-------------------------------------------------------------------------------------
         Fiduciary              Gulf Insurance Company             $3,000,000
-------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------

                                                                   Schedule 6.01

                              Existing Indebtedness

1. Earnout pursuant to Asset Purchase Agreement between FastenTech, Inc. and Rolls-Royce Corporation, closing date February 28, 2003

2.   All capitalized leases that exist as of the date of the Agreement.

                                                                   Schedule 6.02

                                 Existing Liens

              To be determined following completion of lien search.

                                                                   Schedule 6.04

              Existing Investments, Loans, Advances and Guaranties

                                [to be provided]

                                                                   Schedule 6.10

                              Existing Restrictions

1.   Charters of each member of the Borrower Group.

2. Securities Purchase and Holders Agreement dated March 17, 2000, by and among FastenTech, Inc. and the other parties thereto.

3. Preferred Stockholders Agreement dated March 17, 2000, by and among FastenTech, Inc. and the other parties thereto.